UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): August 1, 2005


                              REHABCARE GROUP, INC.
               (Exact name of Company as specified in its charter)


        Delaware                         0-19294             51-0265872
(State or other jurisdiction          (Commission         (I.R.S. Employer
    of incorporation)                 File Number)        Identification No.)

 7733 Forsyth Boulevard
       Suite 2300
   St. Louis, Missouri                                    63105
(Address of principal executive offices)                (Zip Code)

                                 (314) 863-7422
               (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

     Effective August 1, 2005, RehabCare Group, Inc. ("RehabCare"), through certain of its wholly owned subsidiaries, completed the previously announced purchase of substantially all of the operating assets of MeadowBrook Healthcare, Inc. and certain of its subsidiaries ("MeadowBrook") for approximately $36.5 million. The purchase price was funded from a combination of $27.5 million in cash on hand and credit facilities, plus $9 million in subordinated notes. The subsidiaries concurrently entered into separate leases with respect to the four MeadowBrook operating facilities with SunTrust Equity Funding, a wholly owned subsidiary of SunTrust Bank. SunTrust Equity Funding acquired the real estate from MeadowBrook in a separate transaction that closed concurrently with RehabCare's asset purchase.

     The press  release  issued by  RehabCare  on August 2, 2005 is  attached as exhibit 99.1 to this Form 8-K and is incorporated herein in its entirety.

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits. See Exhibit Index

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2005

                                       REHABCARE GROUP, INC.



                          By: /s/ Vincent L. Germanese
                               ----------------------------------------
                                  Vincent L. Germanese
                                  Senior Vice President,
                                  Chief Financial Officer
                                  and Secretary

                                 Exhibit Index

Exhibit Number            Description
--------------            -----------

10.1 Asset Purchase Agreement dated June 8, 2005 by and among RehabCare Group East, Inc., a wholly owned subsidiary of the Registrant, MeadowBrook Healthcare, Inc., MeadowBrook Specialty Hospital of Tulsa, LLC, Lafayette Rehab Associates Limited Partnership, Clear Lake Rehabilitation Hospital, Inc. and South Dade Rehab Associates Limited Partnership.

99.1                Press  Release  dated  August  2, 2005  issued by  RehabCare
                    Group, Inc.

                                                                    Exhibit 10.1


                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of this 8th day of June 2005, by and among REHABCARE GROUP EAST, INC., a Delaware corporation ("Buyer"), MEADOWBROOK HEALTHCARE, INC., a Delaware corporation ("Meadowbrook"), MEADOWBROOK SPECIALTY HOSPITAL OF TULSA, LLC, an Oklahoma limited liability company ("Meadowbrook Tulsa"), LAFAYETTE REHAB ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Lafayette Rehab"), CLEAR LAKE REHABILITATION HOSPITAL, INC., a Texas corporation ("Clear Lake Rehab"), and SOUTH DADE REHAB ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("South Dade"). Meadowbrook, Meadowbrook Tulsa, Lafayette Rehab, Clear Lake Rehab, and South Dade are sometimes referred to herein collectively as the "Sellers," and individually as a "Seller."

                                    RECITALS
                                    --------

     WHEREAS, Sellers are engaged in the business (the "Business") of operating free-standing inpatient physical rehabilitation hospitals and long-term acute care hospitals (each a "Hospital" and collectively, the "Hospitals"), with locations in Miami, Florida, Webster, Texas, Tulsa, Oklahoma and Lafayette, Louisiana; and

     WHEREAS, Sellers desire to sell, assign, convey and transfer to Buyer, and Buyer desires to acquire from Sellers, substantially all of Sellers' assets associated with the Business pursuant to the terms and conditions of this Agreement; and

     WHEREAS,   each  of  the  parties  hereto  desires  to  set  forth  certain representations, warranties, covenants and indemnity obligations, and to establish certain closing conditions, made to induce the other to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------
                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

1.1  Description of Purchased Assets.
     -------------------------------

     (a)  At the  Closing on the  Closing  Date (each term as defined in Section
          3.1 hereof), subject to the terms and conditions set forth in this Agreement, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, all assets of Sellers, tangible or intangible, personal or mixed, wherever located and whether or not reflected on the Sellers' books and financial records, used in the conduct of the Business, excluding the Excluded Assets (as defined in Section 1.1(b) below), free and clear of all liens, mortgages, security interests and encumbrances, privileges, pledges, options, restrictions, liabilities and defects of title except as provided herein, including without limitation the assets set forth below (collectively, the "Purchased Assets"):

          (i) All right, title and interest in and to all Leases (as defined in Section 4.4(b)) of personal property set forth on Schedule 1.1(a)(i) attached hereto, together with all deposits relating thereto (each hereinafter individually referred to as a "Personal Property Lease" and collectively, as the "Personal Property Leases");

          (ii) All right, title and interest in and to the leasehold interest in the real property of the Sellers identified on Schedule 1.1(a)(ii) attached hereto, together with buildings, fixtures and improvements located thereon or attached thereto (each hereinafter individually referred to as a "Real Property Lease" and collectively, as the "Real Property Leases");

          (iii) All right, title and interest in and to all property and equipment and other tangible personal property used or usable by Sellers in the Business which are set forth on Schedule 1.1(a)(iii), including, without limitation, non-fixture leasehold improvements, furniture, furnishings, machinery, equipment, office supplies, computers, terminals, computer equipment, telephones and telephone systems, together with all manuals, records, written warranties, licenses and similar documents and rights relating thereto;

          (iv) All right, title and interest in and to all contracts and agreements, purchase orders, sales contracts, supply and service contracts, confidentiality agreements, non-compete agreements and other contract rights, oral or written, of Sellers related to the Business that are set forth on Schedule 1.1(a)(iv) attached hereto, which shall be updated as of the Closing Date by mutual agreement of the parties (collectively, the "Contracts");

          (v) All of Sellers' records and files pertaining to customers, suppliers and recipients of products or services of the Business, which shall include, without limitation, customer lists, mailing lists, e-mail address lists, recipient lists, sales records, correspondence with customers, customer files and account histories, supply lists and records of purchases from and correspondence with suppliers;

          (vi) All provider agreements and numbers or other similar contracts and agreements between Sellers and the Centers for Medicare and Medicaid Services or any other federal or state agency listed on
               Schedule 1.1(a)(vi);

          (vii) All right, title and interest of Sellers in and to all intellectual property used in the Business, including: (i) all patents, trademarks, service marks, artwork designs, trade dress, logos, trade names, including the trade name "Meadowbrook," and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (ii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iii) all trade secrets and confidential business information (including technical data, know-how, mailing lists, customer files and account histories, customer and supply lists, pricing and cost information and business and marketing plans and proposals), (iv) all computer software, including data and related documentation and any applicable license agreements with respect thereto; (v) all Internet domain name registrations, electronic mail addresses attached to such domain names and all files comprising any Internet web sites of Sellers, all as set forth on Schedule 1.1(a)(vii) attached hereto (collectively, the "Intellectual Property");

          (viii) All of Sellers' rights, to the extent assignable or transferable, to all licenses, permits, approvals, certificates of exemption, franchises, accreditations and registrations and other governmental licenses, permits or approvals issued with respect to the Assets, used with respect to the Business or the operation of the Hospitals (the "Licenses"), including, without limitation, the Licenses described on Schedule 1.1(a)(viii);

          (ix) All interests in all gross patient accounts receivable of the Hospitals, including all patient credit balances and allowances for doubtful accounts and contractual allowances, and all claims, rights, interests and proceeds related thereto, arising from the rendering of services to inpatients and outpatients at the Hospitals, billed and unbilled, recorded and unrecorded, for services provided by the Hospitals through the Closing (the "Patient A/R");

          (x) The original or true and correct copies of all documents, books, records, operating manuals, forms, and files in Sellers' possession with respect to the operation of the Hospitals and the Purchased Assets, including original patient records (subject to Sellers' rights of access to such records as provided herein), medical records, all other medical and financial information regarding patients of the Hospitals, patient lists, employment and personnel records relating to the Retained Employees (as defined herein), personnel policies and manuals, financial records with respect to the operation of the Hospitals, including records relating to the Patient A/R (including workpapers and other documents relating to Patient A/R), equipment records, construction plans and specifications, and medical and administrative libraries;

          (xi) All telephone numbers and listings used in connection with the operation of the Business;

          (xii) All claims, choses in action, rights of recovery, defenses or other actions of Sellers against any third party with respect to the Purchased Assets or Assumed Liabilities (as hereinafter defined) and all benefits, proceeds or any other amounts payable to Sellers under any policy of insurance maintained by Sellers in respect of the Business;

          (xiii) Copies of all files, books and records (including computer records) of Sellers relating to the foregoing items, to the extent not excluded by Section 1.1(b)(vi) below;

          (xiv) All prepaid expenses and other deposits and advance payments and the like of Sellers with respect to the Business, including, without limitation, prepaid advertising costs, prepaid rent and funded letters of credit;

          (xv) All inventories of supplies, drugs, food, janitorial and office supplies and other disposables and consumables located at any of the Hospitals (the "Inventory"); and

          (xvi) The Business as a going concern, including all goodwill thereof.

     (b)  Excluded  Assets.
          ----------------
          Notwithstanding the provisions of Section 1.1(a), Buyer shall not purchase, nor shall Sellers sell, whether or not relating to the Business, any other asset of Sellers, including, without limitation, the following assets (collectively, the "Excluded Assets"):

          (i) Cash and cash equivalents as determined in accordance with GAAP (as defined herein) on hand at the Closing Date;

          (ii) Income and franchise tax returns, information returns, reports, elections and work papers of Sellers (it being understood that upon request, Buyer shall have reasonable access to copies of any such documents relating to the Business subject to any applicable confidentiality obligations of Sellers with respect to such documents imposed by applicable law), and any rights to income tax refunds and prepaid income taxes;

          (iii) Any right and interest of Sellers in this Agreement and any other agreements and instruments to be executed by Sellers in connection with the sale of the Purchased Assets and other transactions contemplated by this Agreement;

          (iv) Except as  otherwise  provided  herein,  any and all of  Sellers'
               insurance  policies,   including  all  rights  to  coverage,  all
               proceeds and all prepaid insurance under such policies;

          (v) All contracts and agreements of Sellers, whether or not relating to the Business, other than the Assumed Contracts (as defined herein);

          (vi) Sellers' corporate seals, charters and minutes, stock record books, and similar corporate records;

          (vii) Any employee benefit plans or compensation arrangements,  or any
               employment,   consulting,   collective   bargaining   or  benefit
               agreements of Sellers; and

          (viii) All other assets and rights of Sellers, whether in the Business or not, as set forth on Schedule 1.1(b).

1.2  Purchase Price.
     --------------
     The aggregate consideration to be paid by Buyer to Sellers for the Purchased Assets shall be the amount of Thirty-Five Million Dollars ($35,000,000) plus the Assumed Liabilities (the "Purchase Price") subject to adjustment as set forth in Section 1.3, payable as follows:

     (a) At the Closing, Buyer shall deliver to the Sellers an aggregate amount in cash (the "Closing Cash Payment") equal to Twenty-Six Million Dollars ($26,000,000), payable by wire transfer of immediately available funds to such account or accounts designated by Sellers at least three business days prior to the Closing Date.

     (b) At the Closing, Buyer shall deliver to the Sellers a subordinated promissory note of Buyer (the "Adjustment Promissory Note") in substantially the form attached hereto as Exhibit A, having an initial principal amount of Five Million Dollars ($5,000,000), which Adjustment Promissory Note shall have a thirty-six (36) month term and bear interest at the rate of six percent (6%) per annum. The Adjustment Promissory Note shall be amortized over a sixty (60) month period and shall be payable semi-annually following the Closing Date with a balloon payment of all remaining principal and interest at the end of the term. The Adjustment Promissory Note shall be subject to offset as set forth in Sections 1.3(a) and 1.3(c) and Section 11.4. Notwithstanding anything herein to the contrary, in the event of an offset of the Adjustment Promissory Note as set forth herein, interest shall not accrue or be payable with respect to such offset amounts.

     (c) At the Closing, Buyer shall deliver to the Sellers a non-interest bearing subordinated promissory note of Buyer (the "LTACH Promissory Note") in substantially the form attached hereto as Exhibit B, having a principal amount of Four Million Dollars ($4,000,000.00). Subject to
          Section 1.3(b), the principal amount of the LTACH Promissory Note shall be payable upon the Sellers' facility located at 3219 South 79th East Avenue, in Tulsa, Oklahoma (the "Tulsa Facility") receiving final approval for participation in Medicare as a long-term acute care hospital. The LTACH Promissory Note shall be subject to cancellation as set forth in Section 1.3(b).

          The Adjustment Promissory Note and the LTACH Promissory Note are referred to herein collectively as the "Promissory Notes."

1.3  Purchase Price Adjustments.
     --------------------------

     (a)  Closing Working Capital Adjustment
          ----------------------------------

          (i) As used in this Section 1.3(a), the following terms shall have the following meanings:

               a. "Working Capital" means (A) the aggregate value of the Current Assets less (B) the aggregate value of the Current Liabilities.

               b. "Current Assets" means the current assets of the Sellers included in the line items set forth on the form of Statement of Working Capital, as adjusted.

               c. "Current Liabilities" means the current liabilities of the Sellers included in the line items set forth on the form of Statement of Working Capital, as adjusted.

               d. "Statement of Working Capital" means the statement of Working Capital in substantially the form of Exhibit C attached hereto.

               e. "Target Working Capital" means an amount equal to Zero Dollars ($0).

          (ii) Not less than ten (10) days prior to the Closing Date, the Sellers shall have delivered to Buyer a statement of the Sellers' estimate of Working Capital (including related notes and schedules thereto) in substantially the form of the Statement of Working Capital, which sets forth a good faith estimate of the amount of Working Capital as of the Closing Date (the "Estimated Working Capital") and shall set forth in detail the amounts underlying such calculation. The calculation of Working Capital and the statement of Estimated Working Capital shall be prepared in accordance with generally accepted accounting principles in the United States, consistently applied throughout the periods covered by such statements ("GAAP"), subject to the modifications and limitations set forth on the Statement of Working Capital. Buyer shall have had the opportunity to comment upon the statement of Estimated Working Capital, such that the Sellers and Buyer shall reasonably agree to the statement of Estimated Working Capital. If the Estimated Working Capital is less than the Target Working Capital, the Closing Cash Payment shall be decreased by the amount of such shortfall, and if the Estimated Working Capital is greater than the Target Working Capital, the Closing Cash Payment shall be increased by the amount of such excess, if any.

          (iii) No later than thirty (30) days after the delivery to Buyer of the audited consolidated financial statements of Sellers as of and for the fiscal year ended December 31, 2004 (which Sellers shall cause to be prepared promptly following the earlier of (i) the receipt by the "Tulsa Facility" (as defined herein) of final approval for participation in Medicare as a long-term acute care hospital, or (ii) December 31, 2005, and which, after Sellers' receipt thereof, shall promptly deliver to Buyer), Buyer shall calculate the amount of Working Capital and shall prepare and deliver to the Sellers a statement of Working Capital (including related notes and schedules thereto) in substantially the form of the Statement of Working Capital, which shall set forth the amount of Working Capital as of the Closing Date (the "Closing Working Capital") and shall set forth in detail the amounts underlying such calculation (the "Initial WC Statement"). The calculation of the Closing Working Capital set forth on the Initial WC Statement shall be prepared in accordance with GAAP applied in a manner consistent with the preparation of the Statement of Estimated Working Capital, subject to the modifications and limitations set forth on the Statement of Working Capital. Following the delivery of the Initial WC Statement to the Sellers, Buyer shall afford the Sellers' the opportunity to examine the underlying records and workpapers related to the Initial WC Statement, in each case as are reasonably necessary and appropriate. Buyer shall cooperate with the Sellers' in such examination and shall make available to the Sellers' any records under Buyer's reasonable control requested by the Sellers related to the Initial WC Statement. If within thirty (30) days following delivery of the Initial WC Statement to the Sellers, the Sellers' have not given Buyer written notice of objection to Buyer's calculation of the Closing Working Capital (which describes in reasonable detail the basis for such objection, the "Objection Notice"), then the Closing Working Capital set forth in such Initial WC Statement shall be deemed to have been accepted by the Sellers, shall become final and binding upon the parties and shall be the final working capital statement (the "Final WC Statement"). The Objection Notice shall set forth in reasonable detail the basis for Sellers' objection(s) to the Closing Working Capital. If the Sellers provide an Objection Notice within such thirty (30) day period, then Buyer and the Sellers shall endeavor in good faith, for a period not to exceed fifteen (15) days from the date of delivery of such Objection Notice, to resolve the issues in dispute. Any item not specifically disputed by the Sellers shall be deemed accepted by the Sellers and shall become part of the Final WC Statement. If at the end of such fifteen (15) day period there are any remaining issues in dispute, then the remaining issues in dispute may be submitted to an independent, nationally-recognized United States public accounting firm having no material relationship with Buyer or the Sellers, jointly selected by Buyer and the Sellers (the "Accounting Firm"), for determination in accordance with the terms of this Agreement. Buyer and the Sellers shall cause the Accounting Firm to use commercially reasonable efforts to make a final determination (which will be binding and conclusive on the parties and shall constitute an arbitral award that is final, binding and unappealable) of the Closing Working Capital within thirty (30) days after the remaining issues in dispute are submitted to it, and such final determination (including any items not specifically disputed by the Sellers hereunder) shall be the Final WC Statement. If any remaining issues in dispute are submitted to the Accounting Firm for resolution, each party will furnish the Accounting Firm with such workpapers and other documents and information relating to the disputed issues as the Accounting Firm may request. The fees and expenses of the Accounting Firm shall be borne one-half by Buyer and one-half by the Sellers.

          (iv) If the Closing Working Capital (as set forth in the Final WC Statement) is less than the Estimated Working Capital, then, subject to the limitations set forth in Section 1.3(d), the Sellers shall deliver to Buyers an amount equal to the excess of the Estimated Working Capital over the Closing Working Capital by wire transfer of immediately available funds to the account or accounts designated by Buyer to Sellers in writing. If the Closing Working Capital (as set forth in the Final WC Statement) is greater than the Estimated Working Capital then, within ten days after such determination, Buyer shall deliver to Sellers an amount equal to the excess of the Closing Working Capital (as set forth in the Final WC Statement) over the Estimated Working Capital by wire transfer of immediately available funds to the same account or accounts to which it wired the Closing Cash Payment, unless Buyer receives written notice three business days prior to the date it is to wire such amount to Sellers that a different account or accounts are to be used.

     (b)  Tulsa LTACH Facility Adjustment.
          -------------------------------

          (i) In the event that the Tulsa Facility is not approved for participation in Medicare as a long-term acute care hospital on or before December 31, 2005, the Purchase Price shall be reduced by the amount of Four Million Dollars ($4,000,000.00), and Buyer shall be entitled to reduce the aggregate principal amount of the LTACH Promissory Note by such amount.

          (ii) In the event that the Tulsa Facility is approved for participation in Medicare as a long-term acute care hospital on or before December 31, 2005, promptly following receipt of such approval Buyer shall re-submit claims for reimbursement for services performed at the Tulsa Facility at the appropriate Medicare rates applicable to long-term acute care hospitals (the "LTACH Re-Billing"). On the date that is one hundred twenty (120) days following the date that Buyer has completed the LTACH Re-Billing or such earlier date as may be agreed to among the parties (the "LTACH Adjustment Date"), Buyer and Seller shall determine the net aggregate dollar amount received or otherwise credited to Buyer on account of the difference between the Medicare rates for long-term acute care hospitals and inpatient rehabilitation hospitals for services provided at the Tulsa Facility prior to the Closing Date (the "LTACH Adjustment"). Within fifteen (15) days of the determination of the amount of the LTACH Adjustment, the Purchase Price shall be increased by the amount of the LTACH Adjustment less the DSO Adjustment (the "LTACH Purchase Price Adjustment"), and Buyer shall deliver to Sellers, in immediately available funds, an amount equal to the LTACH Purchase Price Adjustment. For purposes of this Section 1.3(b), the term "DSO Adjustment" shall be equal to the amount obtained by dividing 52.5 by the number of days in the period from September 1, 2004 to the Closing Date, and then multiplying the resulting quotient by the LTACH Adjustment.

          (iii) In the event that the Tulsa Facility is not approved for participation in Medicare as a long-term acute care hospital on or before December 31, 2005 and the Buyer shall be entitled to the purchase price adjustment set forth in Section 1.3(b)(i), then in the event that the Tulsa Facility is subsequently approved for participation in Medicare as a long-term acute care hospital on or before March 31, 2006, the Buyer shall, promptly following receipt of such approval, commence the LTACH Re-Billing. On the LTACH Adjustment Date, Buyer and Seller shall determine the LTACH Adjustment. Within fifteen (15) days of the determination of the amount of the LTACH Adjustment, the Purchase Price shall be increased by an amount equal to the LTACH Purchase Price Adjustment, and Buyer shall deliver to Sellers, in immediately available funds, an amount equal to the LTACH Purchase Price Adjustment.

     (c)  Medicare Reserve Adjustment.
          ---------------------------
          If and to the extent that the liabilities of Sellers assumed by Buyer relating to or arising from any governmental health care payment program, including, without limitation, Medicare and Medicaid, have exceeded the reserve established for such liabilities set forth in the Final WC Statement (the "Medicare Reserve"), then, subject to the limitations set forth in Section 1.3(d), the Purchase Price shall be reduced by the amount of such excess, and Buyer shall be entitled to reduce the aggregate principal amount of the Adjustment Promissory Note by such amount.

     (d)  Certain Limitations on Adjustments.
          ----------------------------------
          Notwithstanding any other provision of this Agreement to the contrary,
          (i) Buyer's sole remedy for the adjustments  contemplated  pursuant to
          Section 1.3(c) is a reduction in the Purchase Price; (ii) Buyer may reduce the Purchase Price as described in Section 1.3(c) only by reduction of the amount of the Adjustment Promissory Note, and (iii) and the total aggregate reductions to the Purchase Price pursuant to
          Section 1.3(c) shall not exceed the amount of the Adjustment Promissory Note.

1.4  Purchase Price Allocation.
     -------------------------
     On or prior to the Closing Date, Buyer and Sellers shall mutually agree upon an allocation of the Purchase Price between and among the Purchased Assets consistent with Section 7.3 of this Agreement. Neither Buyer nor Sellers shall take a position in any Return (as defined in Section 4.3), examination or other administrative or judicial proceeding relating to any Return, that is inconsistent with such allocation.

1.5  Further Assurances.
     ------------------
     Sellers shall execute, acknowledge and deliver to Buyer any and all other assignments, consents, approvals, conveyances, assurances, documents, certificates and instruments reasonably requested by Buyer at any time and shall take any and all other actions reasonably requested by Buyer at any time for the purpose of more effectively assigning, transferring, granting, conveying and confirming to Buyer, the Purchased Assets. After consummation of the transaction contemplated herein, the parties agree to cooperate with each other in regards to all matters arising from the transition of ownership of the Purchased Assets and the Business from Sellers to Buyer.

1.6  Certain Consents.
     ----------------
     To the extent that Sellers' rights under any agreement, contract, commitment, lease, permit, or other Purchased Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which is important to the ownership, use or disposition by Buyer of a Purchased Asset, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and for a period of ninety (90) days following the Closing Date, Sellers, at their expense, shall use their commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights and Buyer determines to proceed with the Closing, Sellers shall, subject to compliance with applicable law and at Sellers' expense, act after the Closing as Buyer's agent in order to obtain for the Buyer the benefits thereunder, and Sellers shall, subject to compliance with applicable law, cooperate with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer, including any sublease or subcontract or similar arrangement.

                                   ARTICLE 2
                                   ---------
                        ASSUMPTION OF CERTAIN LIABILITIES
                        ---------------------------------

2.1  Assumed Liabilities.
     -------------------
     At the Closing, Sellers shall assign, and Buyer shall assume and agree to pay, discharge or perform, as applicable, the following liabilities (other than for Taxes) relating exclusively to the Business or the Purchased
     Assets: (i) Operating Liabilities (as defined herein), and (ii) those obligations and liabilities accruing after the Closing Date under the Contracts, Personal Property Leases, Real Property Leases and Intellectual Property Licenses (collectively, the "Assumed Contracts") transferred and validly assigned to Buyer in accordance with Section 1.1(a) hereof, but only to the extent of obligations arising thereunder with respect to events or periods on and after the Closing Date, (collectively, the "Assumed Liabilities").

     For purposes of this Agreement, the term "Operating Liabilities" shall mean
     (i) all liabilities incurred by Sellers in the ordinary course of business on or after January 1, 2002 directly related to the day-to-day operations of the Hospitals, (ii) subject to Section 1.3(c), liabilities of Sellers relating to or arising from any governmental health care payment program, including, without limitation, Medicare and Medicaid, and (iii) liabilities relating to the violation of Environmental Laws (as defined herein) which arise from or relate to either the operation of the Business prior to the Closing Date, or the condition prior to the Closing Date of any real property that is the subject of a Real Property Lease; provided, however, that in no event shall Operating Liabilities include (i) any Excluded Liability, (ii) any liability of Sellers associated with financing or capital raising activities, or (iii) any liability associated with transactions by Sellers with Affiliates.

2.2  Excluded Liabilities.
     --------------------
     Notwithstanding the provisions of Section 2.1, Buyer shall not assume, and Sellers shall remain liable for, any and all liabilities, debts, obligations, claims and commitments of or against Sellers which are not specifically set forth herein as being expressly assumed by Buyer (and regardless of whether set forth on any Schedule hereto), whether the same are known or unknown, existing, contingent upon future events or circumstances, accrued, funded, unfunded or otherwise (the "Excluded Liabilities"), including, without limitation:

     (a) any Taxes (as defined in Section 4.3) imposed on Sellers (including with respect to the Excluded Assets at any time) or relating to the Business (including the Purchased Assets) for any period (or portion thereof) ending on or prior to the Closing Date;

     (b) any liability or obligation resulting from any formal or informal, written or unwritten, agreement with respect to employee compensation (including but not limited to Sellers' payroll obligations), severance pay, bonus, member distributions, pension, retirement, profit sharing, health or medical benefit, welfare plan, or any other employee benefit or fringe benefit plan and any stock option arrangements, warrants or employment agreements for services for periods on or prior to the Closing Date;

     (c) any liabilities or obligations of Sellers relating to the Excluded Assets;

     (d) any liability or obligation of Sellers arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, fees and expenses of its counsel, accountants and other advisors;

     (e) any liabilities of Sellers for commissions or fees owed to any finder or broker retained by Sellers in connection with the transactions contemplated hereby;

     (f) any obligation, liability, injury or damage arising, accruing or existing prior to the Closing Date with respect to Sellers' employees, including without limitation any matters arising under laws governing wages and hours, employment discrimination, sexual harassment, occupational safety and health, workers' compensation, the payment and withholding of employment taxes and any alleged violations of law;

     (g) any liability of Sellers or with respect to the Business for any violations of any law, regulation or rule to the extent arising from acts or omissions prior to January 1, 2002, or, with respect to the Tulsa Facility, prior to the Closing Date, including, without limitation, applicable health care laws, rules and regulations, including those relating to the payment or receipt of illegal remuneration, including 42 U.S.C. ss.1395nn (the Stark Statute), 42 U.S.C. ss.1320a-7a, 42 U.S.C. ss.1320a-7b(a), 42 U.S.C. ss.1320a-7b(c)
          and any applicable state laws governing kickbacks and matters similar to such federal statutes (collectively, the "Fraud and Abuse Laws");

     (h) all liabilities, obligations, claims, liens, assessments, charges or other encumbrances in connection with claims of professional malpractice at the Hospitals to the extent arising out of or relating to acts, omissions, events or occurrences prior to the Closing Date;

     (i) all liabilities, obligations, claims, liens, assessments, charges or other encumbrances of Sellers for repayment of funds under the Hospital Survey and Construction Act of 1946 (Hill-Burton), any grants or monies provided by the Federal Emergency Management Agency ("FEMA"), or any similar statute or program with respect to the Hospital;

     (j) all liabilities of any kind, known or unknown, associated with any claim against the Sellers, by HealthSouth Corporation or any of its subsidiaries or affiliates (collectively "HealthSouth"), including, without limitation, HealthSouth's claim for indemnification from Meadowbrook under the Stock Purchase Agreement between Meadowbrook and HealthSouth dated November 2, 2001, related to the case styled General Medicine, P.C. v. HealthSouth Corporation;

     (k) all liabilities of any kind, known or unknown, associated with any claim against the Sellers by General Medicine or any of its subsidiaries or affiliates, including, without limitation, any liability or claim related to the case styled General Medicine, P.C.
          v. Horizon/CMS Health Care Corporation, Case Number CV-96-72624;

     (l) all liabilities for any claim of liability of indebtedness of any kind owed by any of the Sellers or their affiliates to HealthSouth; and

     (m) any liabilities associated with the Sellers' dormant subsidiaries and affiliates.

                                   ARTICLE 3
                                   ---------
                            CLOSING AND CLOSING DATE
                            ------------------------

3.1  Closing.
     -------
     The closing ("Closing") of the sale of the Purchased Assets and other transactions contemplated by this Agreement shall take place on or before July 31, 2005, or on such other date ("Closing Date"), mutually agreeable by the parties, not later than September 30, 2005, at such location as the parties shall mutually agree; provided that all conditions precedent and other matters required to be completed as of the Closing Date have been or will be completed on the Closing Date. The Closing shall be deemed to have occurred and to be effective as between the parties as of 12:01 a.m. on the next day after the Closing Date.

3.2  Simultaneous Closing.
     --------------------
     All actions taken at the Closing shall be deemed to be performed simultaneously and the Closing shall not be deemed to have occurred until all required actions of the parties pursuant to this Agreement have been performed. The parties shall deliver such additional documents and take such additional actions as may reasonably be deemed necessary to complete the transactions contemplated by this Agreement.

                                   ARTICLE 4
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

     Each of the Sellers, jointly and severally, hereby represent and warrant to Buyer on the date of this Agreement, and again on and as of the Closing Date, as follows:

4.1  Status of Sellers.
     -----------------

     (a)  Existence and Status.
          --------------------
          Sellers are duly organized, entitled to conduct business, validly existing and in good standing under the laws of their respective states of incorporation or organization.

     (b)  Articles of Incorporation, Bylaws; Articles or Organization, Operating
          ----------------------------------------------------------------------
          Agreements;  Partnership Agreements of Sellers.
          ----------------------------------------------
          Sellers have provided to the Buyer true and accurate copies of (i) as applicable, the currently effective Articles of Incorporation and Articles of Organization of Sellers and all amendments, restatements or other filings with respect thereto, (ii) as applicable, the currently effective Bylaws and Operating Agreements of the Sellers, and (iii) as applicable, the currently effective Partnership Agreements of Sellers. All amendments to, and articles of merger and other filings with respect to, the Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreements or Partnership Agreements of the Sellers (such documents being referred to herein as the "Organizational Documents") were made in accordance with the Organizational Documents (as in effect before the amendment of such Organizational Documents or filings with respect thereto), and applicable law of Sellers without violation of any preemptive rights, and each Seller has otherwise complied with its Organizational Documents as in effect at the applicable time.

     (c)  Corporate Power of Sellers.
          --------------------------
          Each Seller has the power to own and lease the Purchased Assets and otherwise to conduct the Business as currently conducted.

     (d)  Ownership Interests.
          -------------------
          Except as set forth on Schedule 4.1(d), Sellers have no subsidiaries or any equity securities of, investment in or loans or advances to any business enterprise or person or any agreements or commitments for such (other than trade terms extended to customers in the ordinary course of business), or are subject to any arrangement that could be treated as a partnership for federal income tax purposes.

     (e)  Foreign Qualification.
          ---------------------
          Schedule 4.1(e) lists the jurisdiction in which each Seller is qualified to do business as a foreign corporation, and nothing (including the nature of or the manner in which Sellers conduct their business, the character or location of the properties which Sellers own, lease or use or the actions or location of employees or agents) either requires any of the Sellers to be qualified in any other jurisdiction or subjects any of the Sellers to any cost, restriction or penalty for failing to qualify.

     (f)  Authorization.
          -------------
          (i) Each Seller has the right, power and authority to enter into this Agreement and each other agreement, instrument or other document contemplated hereunder (collectively, the "Other Agreements") to which it is a party, and to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and each of the Other Agreements referred to herein;

          (ii) The execution and delivery by each Seller of this Agreement and the Other Agreements to which it is a party, and the consummation by each Seller of the transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and each of the Other Agreements, have been duly authorized by all necessary corporate, company or partnership action, as applicable, on the part of each Seller in compliance with the Organizational Documents (each as amended) of Sellers and applicable law; and

          (iii) This Agreement and each of the Other Agreements to which each Seller is a party, constitute the valid and binding agreements of Sellers that are enforceable against Sellers in accordance with their terms.

     (g)  Absence of Violations  or  Conflicts.
          ------------------------------------
          Except as disclosed in Schedule 4.1(g), the execution and delivery of this Agreement and the Other Agreements by each of the Sellers and the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements do not and will not with the passage of time or giving of notice or both:

          (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent or approval under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any of the Purchased Assets under (A) any contract, agreement, commitment, undertaking or understanding to which any of the Purchased Assets are subject or bound, including the Assumed Contracts, (B) any judgment, decree or order of any governmental authority to which any of the Sellers or any of the Purchased Assets are subject or bound, (C) any applicable law, or
               (D) any governing or applicable agreements, instruments or other documents to which any of the Sellers (including the Organizational Documents (each as amended)) is a party; or

          (ii) create or result in a Material Adverse Effect (as defined in Section 12.21) to or cause the acceleration of the maturity of, any Assumed Liabilities.

     (h)  No Governmental Consents Required.
          ---------------------------------
          Except as set forth on Schedule 4.1(h), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of any of the Sellers is required in connection with the execution or delivery of this Agreement, the Other Agreements or the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement or the Other Agreements.

4.2  Financial Matters.
     -----------------

     (a)  Sellers' Financial Statements.
          -----------------------------
          Schedule 4.2(a) sets forth true and complete copies of: (i) the audited consolidated financial statements of Sellers as of and for the fiscal years ended December 31, 2003 and 2002 (the "Audited Financials"), (ii) the unaudited consolidated financial statements of Sellers as of and for the fiscal year ended December 31, 2004 (the
          "Unaudited Financials"), and (iii) the unaudited consolidated financial statements of Sellers for the fiscal quarter ended March 31, 2005 (the "Interim Financials"). The Audited Financials, the Unaudited Financials and the Interim Financials, are collectively referred to in this Agreement as the "Sellers' Financial Statements." The Audited Financials were prepared in accordance with the books and records of Sellers (which books and records are correct and complete) and are true, complete and accurate in all material respects, fairly and accurately present the financial condition and results of operations of Sellers as of their dates and the results of operations of Sellers for the respective periods then ended and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements. The Unaudited Financials and the Interim Financials were prepared (and the Pre-Closing Financial Statements as required by Section 6.9 will be prepared) in accordance with the books and records of Sellers (which books and records are current and complete) and are (and with respect to the Pre-Closing Financial Statements will be) true, complete and accurate in all material respects, fairly and accurately present the financial condition of Sellers as of their respective date and have been prepared in accordance with GAAP (except for the footnotes and annual recurring year-end adjustments) applied on a consistent basis for the periods covered therein. The statements of income and retained earnings and statements of cash flows included in the Sellers' Financial Statements do not reflect the operations of any entity or business not intended to constitute a part of the Business after giving effect to the transactions contemplated hereby.

     (b)  Absence of Undisclosed Liabilities.
          ----------------------------------
          Except as and to the extent expressly reflected or reserved in Sellers' Financial Statements or as set forth on Schedule 4.2(b) or to the extent incurred in the ordinary course of business since March 31, 2005, there are no other liabilities of any nature relating to the Purchased Assets, whether accrued, direct, indirect, absolute, contingent, changing, known, unknown, determinable, indeterminable, liquidated, unliquidated or otherwise and whether due or to become due, relating to any existing or prior act, omission, condition or state of facts.

     (c)  Absence of Certain Changes.
          --------------------------
          Except as set forth on Schedule 4.2(c), since December 31, 2004, there has not been any activity with respect to Sellers' other than in the ordinary course of business and, without limiting the foregoing, there has not been:

          (i)  any Material Adverse Effect;

          (ii) any commitment to make a capital expenditure with respect to the Purchased Assets (exclusive of expenditures for repair or maintenance in the ordinary course of business) that would otherwise result in a post-closing liability to Buyer;

          (iii) any incurrence of any extraordinary loss or knowing waiver of any rights of substantive value by Sellers in connection with any aspect of the Business, whether or not in the ordinary course of business;

          (iv) any cancellation, termination or material amendment by Sellers of any contract or agreement to which Sellers are a party or by which Sellers are bound;

          (v) any failure on the part of Sellers to operate the Business in the ordinary course so as to preserve its business organization intact, including the services of Sellers' present officers, professional staff and employees relating to the Business and the goodwill of Sellers' suppliers, customers and others having business relations with Sellers relating to the Business;

          (vi) any sale, assignment or transfer (including, without limitation, any collateral assignment or the granting or permitting of any lien, encumbrance or other claim) of any of the Purchased Assets other than in the ordinary course of business and consistent with past practices;

          (vii) any amendment, modification, waiver or cancellation of any debt owed to, or claim of, Sellers, or settlement by Sellers of any dispute involving any payment or other obligation due to or owed by Sellers to be made or performed after the Closing Date which constitutes a Purchased Asset or an Assumed Liability; or

          (viii) any agreement by or commitment of Sellers to do or permit any of the foregoing.

4.3  Taxes.
     -----
     Notwithstanding  anything in this  Agreement to the contrary,  this Section
     4.3 shall not apply with respect to any Tax or Taxes (as such terms are defined in this Section 4.3) to the extent that from and after Closing, the Purchased Assets are not subject to a lien for such Tax or Taxes, and Buyer or its affiliates are not liable for such Tax or Taxes.

     (a)  Definitions.
          -----------
          For purposes of this Agreement:

          (i) the term "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto;

          (ii) the term "Returns" shall mean, collectively, all reports, declarations, estimates, returns, information statements, claim for refund and similar documents relating to, or required to be filed in respect of, any Taxes of Sellers, including any amendment thereof; and

          (iii) the term "Taxes" shall mean, with respect to Sellers (A) all income, net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (B) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes. When used with reference to specified persons (for example and without limitation, "Taxes of Sellers"), the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such person is, or could become, liable in whole or part (including, without limitation, any obligation in connection with a duty to collect, withhold, or pay over any Taxes, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnify or pay the Tax obligations of another person).

     (b)  Returns Filed and Taxes Paid.
          ----------------------------
          Except as set forth on Schedule 4.3(b), Sellers duly filed or caused to be filed, on or before the due date thereof (as appropriately extended) with the appropriate taxing authorities, all Returns that they were required to file, and each such Return (including any amendment thereto) is true, correct, and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes of Sellers due with respect to, or shown to be due on, each such Return (or amendment) or subsequent assessment with regard thereto, have been timely paid. There is no valid basis for the assessment of any deficiency with regard to any such Return and except as set forth on Schedule 4.3(b), there are no extensions of time to file which are pending. No other Taxes of Sellers are due with respect to any taxable periods or portions of periods ending on or before the Closing Date. There are no liens, attachments, or similar encumbrances on any of the Purchased Assets of Sellers with respect to any Taxes, other than liens for Taxes that are not yet due and payable. Sellers have collected or withheld all Taxes that they are required to collect or withhold.

     (c)  Audit History and Other Proceedings.
          -----------------------------------
          Except as set forth on Schedule 4.3(c), there are no pending or, to the Knowledge of Sellers threatened (either in writing or verbally, formally or informally) audits, investigations, claims, suits or other proceedings for or relating to any material liability in respect of Taxes of Sellers. No material deficiencies for Taxes of Sellers have been claimed, proposed or assessed by any taxing or other governmental authority and there are no matters under discussion with any governmental authorities with respect to Taxes, that could result in any additional amount of Taxes of Sellers and that could reasonably be expected to affect the Business or the Purchased Assets. No extension of a statute of limitations (whether arising by reason of a waiver, claim for refund, or otherwise) in respect of such Taxes is in effect and there are no requests for rulings or determinations in respect of Taxes of Sellers pending with any governmental authority.

     (d)  Unpaid Taxes.
          ------------
          As of March 31, 2005, unpaid Taxes of the Sellers did not exceed the reserve for Tax Liability (rather than any reserve for deferred taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet of Sellers as of March 31, 2005 (rather than in the notes thereto) and do not exceed the reserve as adjusted for the passage of time through the Closing Date (other than Taxes incurred as a result of the transactions contemplated by this Agreement) in accordance with the past custom and practice of the Sellers in filing their Tax Returns.

4.4  Title to and Condition of Purchased Assets.
     ------------------------------------------

     (a)  Title to Purchased Assets.
          -------------------------
          Except as set forth on Schedule 4.4(a): (i) Sellers have good and marketable title to all of the Purchased Assets; and (ii) none of the Purchased Assets are subject to any lien, claim or other encumbrance whatsoever, except (A) liens for taxes not yet due and payable, (B) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like, and (C) liens to secure repayment of the indebtedness of Sellers under any of the Debt Instruments (as defined in Section 4.6(a) and more fully described on Schedule 4.6(a) hereto) (collectively, the "Permitted Liens").

     (b)  Leases; Subleases.
          -----------------
          For purposes of this Agreement, "Lease" means any written or oral lease, sublease or rental agreement (and any related contract and agreement) included as a Personal Property Lease or Real Property Lease, and all amendments, modifications and supplements thereof and waivers and consents thereunder pursuant to which Sellers lease, sublease or rent any real or personal property included in the Purchased Assets, either as lessor, lessee, landlord or tenant.
          Schedule 1.1(a)(i) and Schedule 1.1(a)(ii) together list all Leases included in the Purchased Assets, except those which (i) can be canceled by Sellers upon 30 or fewer days' notice without penalty or the acceleration of rentals, (ii) do not grant an option to purchase the leased property, and (iii) in each case, involve an annual rental of $5,000 or less. Schedule 1.1(a)(i) and Schedule 1.1(a)(ii) describe all oral Leases required to be disclosed in such schedules, and true and complete copies of all written Leases required to be disclosed have been heretofore delivered to Buyer. With respect to each of the

          Leases: (A) neither any Seller nor, to the Knowledge of Sellers, any other party is in default in connection with any Lease; (B) no act or event has occurred which, with notice or lapse of time or both, would constitute a default under any Lease with respect to any Seller or, to the Knowledge of Sellers, any other party; (C) there is no basis for any claim of default under any Lease with respect to any Seller or, to the Knowledge of Sellers, any other party; (D) no Seller has given or received any notice of cancellation or termination in connection with any Lease; (E) each Lease is the valid and binding agreement of the Seller(s) who is/are party thereto, and, to the Knowledge of Sellers, the other party thereto which is in full force and effect and is enforceable in accordance with its terms, except, with respect to such other party, to the extent that such enforceability may be limited by, or subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally;
          (ii) the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought; and
          (iii) the exercise by any court of equitable judicial discretion before which any proceeding may be brought; (F) except as disclosed on
          Schedule 4.4(b), no Lease will be affected by, or require the consent of or payment to any other party to avoid an event of default, an event of termination or other adverse effect with respect to such by reason of the transactions contemplated by this Agreement; and (G) each Lease is a "true" lease for federal income tax purposes.

     (c)  Adequacy; Condition.
          -------------------
          Except as set forth on Schedule 4.4(c): (i) the Purchased Assets are fit for use in the business of Sellers as presently conducted; (ii) the Purchased Assets are in good repair and operating condition, normal wear and tear excepted, and structurally and mechanically sound, as applicable; (iii) Sellers are in material compliance with all applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits, health and safety codes or other requirements in respect of any of the Purchased Assets subject to a Lease (and Sellers' current use of such properties does not constitute a nonconforming use) and Sellers have not received any notice alleging such a violation; (iv) to the Knowledge of Sellers, except as disclosed on Schedule 4.20, none of the Purchased Assets subject to a Lease has ever been used as a landfill or otherwise been used for the disposal, storage or treatment of any waste, trash, garbage, industrial by-product, chemical or hazardous substance of any nature; (v) Sellers have not caused the installation of any of such property with asbestos insulation or any electrical equipment containing polychlorinated biphenyls and, to the Knowledge of Sellers, none of the Purchased Assets subject to a Lease contains asbestos insulation or electrical equipment containing polychlorinated biphenyls; and (vi) to the Knowledge of Sellers, there are no outstanding requirements or recommendations by fire underwriters or rating boards, any insurance companies or holders of mortgages or other security interests requiring or recommending any repairs or work to be done with reference to any of the Purchased Assets subject to a Lease.

     (d)  All Necessary Properties.
          ------------------------
          With the exception of the Excluded Assets, the Purchased Assets constitute all of the real property, personal property, intangible property, rights and other assets of every kind and nature whatsoever owned, leased, held or used by Sellers in connection with the operation of the Business as presently conducted and the consummation of the transactions contemplated by this Agreement (provided that all consents relating to the Purchased Assets have been obtained) will not alter the rights or impair the ability of Buyer to use such Purchased Assets in the conduct of the Business as it is now being conducted.

     (e)  Inventories.
          -----------
          The Inventory of Sellers with respect to the Business, as of December 31, 2004, is set forth on Schedule 4.4(e) hereof, which schedule shall be updated as of the Closing Date. The Inventory of Sellers are of a quality and quantity that is consistent with Sellers' historical practices as of the date hereof and are sufficient for the conduct of the business of Sellers in the ordinary course. All Inventory of Sellers is recorded on the books of the Business at the lower of cost or market value determined in accordance with GAAP.

     (f)  Receivables.
          -----------
          All of the Sellers' receivables (including accounts receivable, loans receivable and advances) which have arisen in connection with the Business and which are reflected in the Sellers' Financial Statements, and all such receivables which shall arise from the date hereof until the Closing Date, have arisen only from bona fide transactions in the ordinary course of business. To the Knowledge of Sellers, there are no facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectability of such receivables as a class in excess of the reserves therefore set forth in the Seller's Financial Statements.

4.5  Intellectual Property; Patents; Trademarks, Trade Names.
     -------------------------------------------------------
     All  Intellectual  Property  and all  contracts,  agreements,  commitments, arrangements, undertakings and understandings relating to the use or license of technology, know-how or processes by Sellers that are part of the Purchased Assets (the "Intellectual Property Licenses") are listed in
     Schedule 1.1(a)(vii). Except as disclosed in Schedule 4.5 with respect to all Intellectual Property that is included in the Purchased Assets; (a) Sellers own, or have the sole and exclusive right to use, all Intellectual Property, whether under Intellectual Property Licenses or otherwise, used in or necessary for the ordinary conduct of the Business; (b) the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights; (c) all of the Intellectual Property is free and clear of all assignments, encumbrances, charges or to the Knowledge of Sellers claims for infringement, and none is subject to any outstanding order, decree, judgment, stipulation or charge, (d) to the Knowledge of Sellers, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Sellers, or any Intellectual Property right of any third party to the extent licensed by or through Sellers, by any third party, relating in any way to any of the Purchased Assets, (e) to the Knowledge of Sellers, Sellers' use of the Purchased Assets does not infringe upon or otherwise violate the rights of others, and no one has asserted to Sellers that Sellers' use of the Purchased Assets infringes the patents, trade secrets, trade names, trademarks, service marks, copyrights or other intellectual property rights of any other person or entity, and (f) to the Knowledge of Sellers, the transfer of the Intellectual Property to, and use by, Buyer pursuant to the transaction contemplated by this Agreement will not violate or infringe on the rights of others with respect to any of such Intellectual Property.

4.6  Loans and Contracts.
     -------------------
     (a)  Indebtedness.
          ------------
     Schedule 4.6(a) sets forth a complete and accurate list or description of all instruments or other documents ("Debt Instruments") relating to any direct or indirect indebtedness for borrowed money of Sellers, as well as indebtedness by way of capital leases, lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by Sellers.

     (b)  Contracts.
          ---------
          (i) Sellers have delivered or made available to Buyer true, complete and accurate copies of all of the Contracts requiring an aggregate annual expenditure or receipt in excess of Fifty Thousand Dollars ($50,000) (the "Material Contracts"). Schedule 1.1(a)(iv) indicates each of the Contracts which constitutes a Material Contract. All Material Contracts are legal, valid, binding, in full force and effect and enforceable against Sellers, and, to the Knowledge of Sellers, against each other party thereto. There does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of Sellers or, to the Knowledge of Sellers, any other person. The enforceability of all Material Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement (except that any Material Contract assumed by Buyer may be enforceable by Buyer and not Sellers), and, except as set forth on Schedule 4.6(b), no Material Contract contains any assignment or change in control or similar terms or conditions that will become applicable as a result of the consummation of the transactions contemplated by this Agreement.

          (ii) Except as set forth on Schedule 4.6(b), no Material Contract has been materially delayed or decreased or terminated, or to the Knowledge of Sellers, has any party to such contract threatened to materially delay or decrease or terminate, or given notice of its intention to materially delay or decrease or terminate its usage of Sellers' services under any Material Contract.

          (iii) Except as set forth on Schedule 4.6(b), all consents (if they are required) needed to enable Buyer to assume the Material Contracts and continue the Business without interruption shall be received prior to the Closing. The Material Contracts listed on
               Schedule 4.6(b) hereto require consent before the assignment to the Buyer.

     (c)  Insurance.
          ---------
          All insurance policies of Sellers now in force (including comprehensive general liability, personal and professional liability, automobile, boiler and machinery, fire and lightning, marine, endowment, life, and worker's compensation) ("Insurance Policies") and any self-insurance arrangements of Seller are listed in Schedule 4.6(c), and such policies will be valid through Closing, and true and complete copies of such policies have been provided or made available to Buyer. All such policies are in full force and effect and provide insurance in such amounts and against such risks as is customary for companies engaged in businesses comparable to the Business. Sellers' loss history under the Insurance Policies for the three years prior to the date hereof has been provided to Buyer. Except as set forth on
          Schedule 4.6(c), all of Sellers' Insurance Policies are occurrence-based policies.

     (d)  Status.
          ------
          Except as disclosed on Schedule 4.6(d): (i) Sellers have not assigned any of their rights or obligations under (and are not otherwise restricted for any reason from enjoying the full benefits under) any Intellectual Property License, Debt Instrument, Contract or Lease;
          (ii) neither Sellers nor, to the Knowledge of Sellers, any other party is in material default in connection with any Intellectual Property License, Debt Instrument, Contract or Lease; (iii) to the Knowledge of Sellers, no act or event has occurred which, with notice or lapse of time or both, would constitute a material default under any Intellectual Property License, Debt Instrument, Contract or Lease;
          (iv) to the Knowledge of Sellers, there is no basis for any claim of material default under any Intellectual Property License, Debt Instrument, Contract or Lease; (v) there is no outstanding notice of cancellation or termination received by Sellers in connection with any Intellectual Property License, Debt Instrument, Contract or Lease;
          (vi) each Intellectual Property License, Debt Instrument, Contract or Lease is the valid and binding agreement of the parties thereto which is in full force and effect and is enforceable in accordance with its terms except, with respect to such other party, to the extent that such enforceability may be limited by, or subject to: (A) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors' rights generally, (B) the availability of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and (C) the exercise by any court of equitable judicial discretion before which any proceeding may be brought; and
          (vii) Sellers have not received any communication proposing any termination, material amendment or change to any Intellectual Property License, Debt Instrument, Contract or Lease.

4.7  Officers and Directors Employment Relationships.
     -----------------------------------------------
     Schedule 4.7 sets forth a true and complete list of all of the officers and directors of each of the Sellers, specifying their office and annual rate of compensation, and a true and complete list of employees of each of the Sellers as of the date of this Agreement, setting forth each such employee's title, compensation and date of hire. Schedule 4.7 sets forth Sellers' policies and practices with respect to scheduling and eligibility of employee compensation increases and bonuses. Except as set forth on
     Schedule 4.7, all of the Sellers' employees are "at will" employees. Except as set forth on Schedule 4.7, Sellers are not a party to any oral (express or implied) or written: (i) employment agreement or (ii) agreement that contains any severance or termination pay obligations, with any employee. Sellers shall deliver true and correct copies (or, if not written, accurate descriptions of the parties and terms) of such employment agreements to Buyer prior to the Closing.

4.8  Employee and Fringe Benefit Plans.
     ---------------------------------

     (a) Schedule 4.8 is a complete and accurate list of all employee benefit plans and collective bargaining, labor and employment agreements or other similar arrangements in effect which the Sellers, and any of their ERISA Affiliates maintain, sponsor, contribute to, are liable for (directly or indirectly) or are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, payroll, sick leave, consulting, stock option, stock purchase, pension, retainer, consulting, retirement, vacation, change of control, disability, severance, welfare or incentive plan policy, agreement, practice or arrangement; any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors or agents of the Sellers and any of their ERISA Affiliates, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees; any employment agreement; and any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") through the date of this Agreement) (herein referred to individually as "Plan" and collectively as "Plans"). For purposes of this Agreement, "ERISA Affiliate" means all persons and entities which are treated as being under common control with the Sellers, their subsidiaries or any ERISA affiliate under Section 414(b), (c), (m) or
          (o) of the Code.

     (b) True and complete copies of the following documents with respect to any Plan of the Sellers, their subsidiaries, and each ERISA Affiliate, as applicable, have been delivered to the Buyer: (i) the most recent Plan document and trust agreement (including any amendments thereto and prior plan documents, if amended within the last two years), (ii) the last two IRS Form 5500 filings and schedules thereto, (iii) the most recent IRS determination letter, (iv) all summary plan descriptions, (v) a written description of each material non-written Plan, (vi) each written communication to employees intended to describe a Plan or any benefit provided by such Plan, (vii) the most recent actuarial report, and (viii) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC") concerning any controversy. Each report described in clause
          (vii) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

     (c) Each Plan is and has been maintained in compliance in all material respects with applicable law, including but not limited to ERISA, and the Code and with any applicable collective bargaining agreements or other contractual obligations.

     (d) Except as reflected on Schedule 4.8, with respect to any Plan that is subject to Section 412 of the Code ("412 Plan"), there has been no failure to make any contribution, pay any amount due or meet the minimum funding standards as required by Section 412 of the Code,
          Section 302 of ERISA or the terms of any such Plan. No 412 Plan has incurred a minimum funding deficiency within the meaning of Section 412 of the Code whether or not waived. The assets of the Sellers, their subsidiaries, and ERISA Affiliates are not now, nor will they after the passage of time, be subject to any lien imposed under Code
          Section 412(n) or ERISA Section 302 by reason of a failure of the Sellers, any subsidiary, or any ERISA Affiliate to make timely installments or other payments required under Code Section 412. Except as reflected on Schedule 4.8, Sellers do not maintain any deferred compensation plan subject to Section 409A of the Code.

     (e) Except as reflected on Schedule 4.8, there are no pending or, to the Knowledge of Sellers, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Plan or its assets, (ii) any ERISA Affiliate with respect to any 412 Plan, or (iii) any fiduciary with respect to any Plan for which the Sellers, their subsidiaries, or any ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise.

     (f) Except as reflected on Schedule 4.8, during the last two years there have been no amendments to any Plan, no written interpretation or announcement (whether or not written) by the Sellers, any subsidiary, or any ERISA Affiliate relating to any Plan, there have been and are no negotiations, demands, or proposals which are pending that concern any Plan, nor has any Plan been established, which resulted in or could result in a material increase in (i) the accrued or promised benefits of any employees of the Sellers, or any subsidiary, or any ERISA Affiliate and (ii) any material increase in the level of expense incurred in respect thereof.

     (g) Except as reflected on Schedule 4.8, the Sellers, their subsidiaries, and their ERISA Affiliates has funded or will fund each Plan in accordance with the terms of such Plan through the Closing Date, including the payment of applicable premiums on any insurance contract funding a Plan, for coverage provided through the Closing Date.

     (h) Each Plan that is intended to be a tax qualified plan under Section 401(a) of the Code ("Tax Qualified Plan") has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred, including the adoption of or failure to adopt any Plan amendment, which would adversely affect its qualification or tax-exempt status.

     (i) Any surrender, finance or penalties charges (and the total dollar amount thereof) that would be imposed on the investments held by any Tax Qualified Plan (including plans with a cash or deferred arrangement under Section 401(k) of the Code) on the liquidation of the investments in such plans is reflected on Schedule 4.8.

4.9  Labor Relations.
     ---------------
     Sellers are (and, at all times since January 1, 2002, have been) in material compliance with all federal, state, local and other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth on Schedule 4.9, there is (and, at all times since January 1, 2002, has been) no unfair labor practice, complaint, charge or other matter against or involving employees, former employees or agents of Sellers pending or threatened before any governmental authority. There is no (and, at all times since January 1, 2002, has not been) labor strike, dispute, organizing effort, slow down, stoppage or other labor difficulty pending, involving or, to the Knowledge of Sellers, threatened, against or affecting the employees, former employees or agents of Sellers. No grievance which might have an adverse effect on Sellers or on the conduct of the Business nor any arbitration proceeding arising out of or under collective bargaining agreements relating to employees of Sellers is pending, and no claim therefor exists. There is (and, at all times since January 1, 2002, has been) no collective bargaining agreement which is binding on Sellers.

4.10 Litigation.
     ----------
     Except as set forth on Schedule 4.10, Sellers are not (and, to the Knowledge of Sellers at all times have not been) (i) engaged in, a party to, subject to or, to the Knowledge of Sellers, threatened with any claim, enforcement action, administrative proceeding, legal or equitable action, or other proceeding of any kind (whether as plaintiff, defendant or otherwise and regardless of the forum or the nature of the opposing party) which seeks damages, an injunction or other relief against Sellers; or
     (iii) a party to or subject to any judgment, order or decree against Sellers, the Business or the Purchased Assets. Sellers have not received notice of any investigation, threatened or contemplated, by any federal or state governmental authority or agency, involving any claim or demand against Sellers, the Business (including the Hospitals) or the Purchased Assets, which claim or demand remains unresolved. To the Knowledge of Sellers, no circumstances exist involving the safety aspects of the Business and operations that would create an obligation upon Sellers to report such circumstances to any state, local or federal governmental authority or agency. There has been no reservation of rights by any insurance carrier, and, to the Knowledge of Sellers, no such reservation is threatened, concerning the coverage of Sellers with respect to any matter described in this Section 4.10.

4.11  Compliance with Laws.

     (a)  Generally.
          ---------
          Except as set forth in Schedule 4.11(a) attached hereto, and except with respect to compliance with Environmental Laws which is addressed under Section 4.20 below, Sellers are in full compliance in all respects with all applicable laws, rules, regulations including, without limitation, the Health Care Laws (as defined below), ordinances or orders of any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except for those laws, rules, regulations, ordinances or orders, the failure with which to comply would not reasonably be expected to have a Material Adverse Effect, and Sellers have not received any notice, written or otherwise, of noncompliance with respect thereto. Since January 1, 2002, all financial records and other documents required to be maintained by Sellers have been continuously maintained by Sellers, and all patient records have been continuously maintained by Sellers for such period or periods required by applicable law. For purposes of this Agreement, the term "Health Care Laws" shall mean all applicable federal, state or local health care laws, rules and regulations, including without limitation those relating to the payment or receipt of illegal remuneration, including 42 U.S.C. ss. 1320a-7b(b) (the Medicare/Medicaid anti-kickback statute), 42 U.S.C. 1395nn (the Stark Statute), 42 U.S.C. ss. 1320a-7a, 42 U.S.C. ss. 1320a-7b(a), 42 U.S.C. ss. 1320a-7b(c) and any
          applicable state laws governing kickbacks and matters similar to such federal statutes.

     (b)  Permits.
          -------
          Without limiting the foregoing: (i) Sellers have all material occupancy certificates and other material licenses, permits, approvals and certificates, including, without limitation, certificates of need ("Permits") required in connection with their ownership, possession, use, occupancy or operation of any of the Purchased Assets and the Hospitals owned, leased or used by each of them; (ii) all of the Permits are in full force and effect; and (iii) each of the Sellers are (and have been) in material compliance with the Permits. Schedule 4.11(b) sets forth a complete and accurate listing of all Permits required for the conduct of Sellers' business, except for those Permits, the failure of which to obtain, would not reasonably be expected to have a Material Adverse Effect. Sellers are currently complying in all material respects with their respective obligations under each of the Permits, agree to continue to do so through the Closing Date, and all such Permits are in full force and effect. No notice from any authority in respect to the threatened, pending or possible revocation, termination, suspension or limitation of any of the Permits has been given to Sellers, nor do Sellers have actual knowledge of the proposed or threatened issuance of any such notice. All reasonable steps have been taken to correct all deficiencies identified in any state licensing survey reports received by the Sellers in the two (2) year period prior to the Execution Date and a description of any uncorrected deficiency is set forth in Schedule 4.11(b) attached hereto.

4.12 Transactions with Affiliates.
     ----------------------------
     With respect to the Purchased Assets, except as disclosed on Schedule 4.12, no officer or director of Sellers, nor any "affiliate" or "associate" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of any of the foregoing:

     (a) has been a party to any lease, sublease, contract, agreement, commitment, understanding or other arrangement of any kind whatsoever, involving any such person and Sellers;

     (b) owns directly or indirectly, in whole or in part, any property that Sellers use or otherwise have rights in respect of; or

     (c) has any cause of action or other claim whatsoever against, or owed any amounts to, Sellers other than (i) for compensation (including fringe benefits) to officers and employees disclosed pursuant to Section 4.7 and for reimbursement of ordinary and necessary expenses incurred in connection with employment by Sellers; and (ii) as otherwise disclosed pursuant to this Agreement.

4.13 Accreditation/Surveys.
     ---------------------
     Except  as  set  forth  on  Schedule  4.13,  the  Hospitals  are  currently accredited by the Joint Commission on Accreditation of Healthcare Organizations (the "JCAHO"). All reasonable steps have been taken to correct all deficiencies referenced in the Hospitals' most recent JCAHO accreditation survey report, the Hospitals' fire marshal's surveys for the past two (2) years and the Hospitals' boiler inspection reports for the past two (2) years and a description of any uncorrected deficiency is set forth on Schedule 4.13 attached hereto.

4.14 Medicare and Medicaid; Third Party Payors.
     -----------------------------------------
     Except as set forth on Schedule 4.14, Sellers have not received notice that any of the Hospitals are subject to any restriction or limitation on the receipt of payment under Title XVIII of the Social Security Act ("Medicare") and Title XIX of the Social Security Act ("Medicaid"). The Hospitals are "providers" with valid and current provider agreements and with one or more provider numbers with Medicare, Medicaid, Tricare/CHAMPUS and successor programs (the "Government Programs") through intermediaries. Except as set forth on Schedule 4.14, each of the Hospitals is in compliance with the conditions of participation for the Government Programs in all material respects. Except as set forth on Schedule 4.14, there is not pending, nor to the actual Knowledge of Sellers or the Hospitals threatened, any proceeding or investigation under the Government Programs involving Sellers, the Hospitals or any of the Purchased Assets. The Hospital located in Tulsa, Oklahoma and the Hospital located in Lafayette, Louisiana satisfy the Medicare requirements for qualification as a long-term care hospital, including, without limitation, the required average inpatient length of stay for Medicare inpatients. The consummation of the transactions contemplated by this Agreement and the Other Agreements does not and will not with the passage of time result in the failure by the Hospital located in Tulsa, Oklahoma and/or the Hospital located in Lafayette, Louisiana to satisfy the Medicare requirements for qualification as long-term care hospitals.

4.15 Cost Reports.
     ------------
     To the Knowledge of Sellers, Sellers have timely filed, caused to be timely filed and, as to reports due after the Closing, such Sellers shall timely file, all of the Seller Cost Reports and other reports of every kind whatsoever that are required, by law, contract, or otherwise, to have been filed or made with respect to the purchase of services of the Hospitals by third party payors, including but not limited to Government Programs, and other insurance carriers, and all such reports are or will be complete and accurate when filed. Except as disclosed on Schedule 4.15, to the Knowledge of Sellers, each of the Hospitals are and have been in compliance with filing requirements with respect to the Seller Cost Reports. The Seller Cost Reports do not claim, and none of the Hospitals has received, payment or reimbursement in excess of the amount provided or allowed by applicable law or any applicable agreement, except where excess reimbursement was noted on the cost report. Except as disclosed on Schedule 4.15 there are no material claims, actions or appeals pending before any commission, board or agency, including any fiscal intermediary or carrier, federal, state or local governmental body or entity, or the Center for Medicare and Medicaid Services, with respect to the Seller Cost Reports, on or before the date of this Agreement. Except as set forth on Schedule 4.15, there are no facts or circumstances which may reasonably be expected to give rise to any material disallowance under the Seller Cost Reports.

4.16 Exclusion from Government Programs.
     ----------------------------------
     Since January 1, 2002, except as listed on Schedule 4.16, none of the Hospitals and no employee, independent contractor, officer or director of the Hospitals have been (i) excluded from participating in any federal health care program (as defined in 42 U.S.C. ss.1320a-7b(f)), (ii) subject to sanction pursuant to 42 U.S.C. ss.1320a-7a or 1320a-8, or (iii) convicted of a crime described at 42 U.S.C. ss.1320a-7b.

4.17 Compliance Program.
     ------------------
     Except as  described  on  Schedule  4.17,  (a) Sellers are not a party to a
     Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, (b) Sellers have no ongoing reporting obligations pursuant to any Settlement Agreement entered into with any governmental entity, and (c) since January 1, 2002, Sellers have not received any complaints (written complaints, complaints submitted using the compliance "hotline" or complaints communicated during exit interviews) from employees, independent contractors, vendors, physicians, or any other person that would indicate that Sellers have violated any law or regulation.

4.18 Medical Staff.
     -------------
     Except as set forth on Schedule 4.18 attached hereto, there are no pending or, to the Knowledge of Sellers, threatened appeals, challenges, disciplinary or corrective actions, or disputes involving applicants to the Hospitals' medical staffs, current members of the Hospitals' medical staffs or affiliated health professionals.

4.19 Hill Burton and FEMA Grant Obligations.
     --------------------------------------
     Hospitals have no outstanding obligations under any loans, grants or loan guarantees pursuant to the Hospital Survey and Construction Act of 1946 (Hill-Burton) or made by FEMA, and the transactions contemplated hereby will not result in any obligation on Purchaser to repay any such loans, grants or loan guarantees.

4.20  Environmental.
      -------------
     (a) Except as set forth on Schedule 4.20, neither the Sellers, the Real Property Owners nor any predecessor in interest has caused or permitted materials to be treated, stored, disposed of, released as that term is defined in 42 U.S.C. ss.9601(22), deposited or recycled on, under or at any of the Real Properties (as defined herein) or any real property which is the subject of a Real Property Lease, which materials, if present, would require investigation, clean-up, removal, response or remedial action or would create any other obligations under Environmental Laws ("Response").

     (b) Except as set forth on Schedule 4.20, there are not now, nor have there ever been, underground or above-ground storage or disposal tanks or other facilities on, under, or at any of the Real Properties or any real property which is the subject of a Real Property Lease which contained Hazardous Substances or other materials which, if found to have leaked or to be present in soil, groundwater or surface water, would require Response under Environmental Laws.

     (c) Except as set forth on Schedule 4.20, there are no past or existing conditions which would subject the Real Property Owners, Sellers or Buyer to damages, penalties, actions, injunctive relief, expenses (including capital expenditures) or Response costs under Environmental Laws or which require or are likely to require Response pursuant to Environmental Laws by the Real Property Owners, Sellers or Buyer. There are no Hazardous Substances in or on any of the Real Properties or any real property which is the subject of a Real Property Lease or used or generated in any operation of the Business, including, but not limited to, the operation of the Hospitals.

     (d) Neither the Real Property Owners nor Sellers are subject to any judgment, decree, order, or formal or informal commitment, or citation related to or arising out of Environmental Laws, nor have the Real Property Owners or Sellers been named, listed or subject to any request for information as potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws. To the Knowledge of the Sellers, the Real Property Owners and Sellers possess all permits, licenses and approvals required under Environmental Laws.

          For purposes of this Agreement, the term "Environmental Laws" means all federal, state and local laws, statutes, regulations, ordinances, codes, rules and other governmental restrictions, requirements and policies that regulate, impose standards of liability or conduct concerning Hazardous Substances and or relating to the response to Hazardous Substances, emission of air pollutants, discharge of water pollutants or process waste water, or otherwise relating to the environment or Hazardous Substances and solid waste including, but not limited to, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, ("CERCLA") or their state or local counterparts now or at any time hereafter in effect. "Hazardous Substance" shall include the meaning assigned to it in CERCLA and, in addition, shall include fuel oil, petroleum, any petroleum-based product, pollutant, contaminant, asbestos, hazardous materials waste and any other substances which are regulated in any manner under Environmental Laws.

4.21  Real Property.
      -------------
     (a) Schedule 4.21(a) attached hereto contains a true, correct and complete list of the real property utilized by the Sellers in connection with the Business and the Clear Lake Excess Property (the "Real Properties") and name of the sole owner of each such Real Property (the "Property Owner").

     (b) Except as set forth on Schedule 4.21(b) attached hereto, the Property Owners (i) to the Knowledge of Sellers, are the sole owners in fee simple of the Real Properties and have not assigned, pledged, leased, transferred or otherwise encumbered their interests in the Real Properties, (ii) have the right to sell the Real Properties, (ii) are entitled to prepay any existing financing and to obtain a release thereof as a lien against the Real Properties and will do so prior to or in connection with the Closing contemplated hereunder. Except as set forth in Schedule 4.21(b), Sellers have no knowledge of any person or entity with any right of first refusal, option or similar rights to acquire any interest in the Real Properties or any portion thereof.

     (c) Except as set forth on Schedule 4.21(c) attached hereto, there is no pending or, to the Knowledge of the Sellers, threatened, condemnation or eminent domain proceeding with respect to the Real Properties or any portion thereof or interest therein or with respect to property adjacent thereto.

     (d) Except as set forth on Schedule 4.21(d) attached hereto, to the Knowledge of the Sellers, there are no taxes or betterment assessments other than ordinary real estate taxes pending or payable against the Real Properties, and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Property; there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hook-ups, water-main hook-ups or services of a like nature. All taxes and assessments associated with the Real Properties which are due and payable have been paid in full.

     (e) To the Knowledge of Sellers, adequate water, gas and electrical supply, storm and sanitary sewerage facilities and all other required or reasonably desired public utilities are available for the Real Properties and are either extended to the boundary thereof or pass through adjoining land subject to validly existing easement or similar rights permitting such use.

     (f) Except as set forth in Schedule 4.21(f), to the Knowledge of Sellers, the buildings, plants, improvements, structures and fixtures located on the Real Properties including without limitation, heating, ventilation and air conditioning systems, plumbing and electrical systems, roof, structure, foundation and floors are free from material defects and are in good operating condition and repair adequate for their present use in the operation of the Business, subject to normal wear and tear.

     (g) Except as set forth in Schedule 4.21(g), to the Knowledge of Sellers, the Real Properties are in compliance, in all material respects, with all applicable statutes, ordinances, rules and regulations, federal, state and local (including, but not limited to, applicable zoning and other land use restrictions) to the extent required. To the Knowledge of Sellers, all obligations of the Property Owners or the Real Properties with regard to applicable covenants, easements and restrictions against the Real Properties have been and are being performed in a proper and timely manner. No notice from any county, township or other governmental authority has been received by the Sellers or Property Owners, or has been served upon the Real Property, regarding (i) the proposed institution of, or change in, the zoning for the Real Property, (ii) the need for any work, repair, construction, alteration or installation on or in connection with the Real Properties which has not been substantially completed, (iii) the lack of compliance of the Real Properties, or the business presently conducted thereon by the Sellers, with any applicable statutes, ordinances, rules or regulations, federal, state or local (including, but not limited to, applicable zoning and other land use restrictions), (iv) any pending public improvements, liens or special assessments to be made in respect of, or assessed against, the Real
          Property, or (v) any claims, causes of action, lawsuits or legal proceedings pending or threatened regarding the ownership, use or possession of the Real Properties

     (h) Schedule 4.21(h) sets forth each written or oral sale agreement, lease, sublease or rental agreement to which the Real Properties are subject (the "Real Property Agreements"). Schedule 4.21(h) describes all oral Real Property Agreements required to be disclosed on such schedule, and true and complete copies of all written Real Property Agreements required to be disclosed have been heretofore delivered to Buyer. With respect to each of the Real Property Agreement: (A) neither any Property Owner, Seller nor, to the Knowledge of Sellers, any other party is in default in connection with any Real Property Agreement; (B) no act or event has occurred which, with notice or lapse of time or both, would constitute a default under any Real Property Agreement with respect to any Property Owner or Seller or, to the Knowledge of Sellers, any other party; (C) there is no basis for any claim of default under any Real Property Agreement with respect to any Property Owner or Seller or, to the Knowledge of Sellers, any other party; (D) no Property Owner or Seller has given or received any notice of cancellation or termination in connection with any Real Property Agreement; (E) each Real Property Agreement Lease is the valid and binding agreement of the Property Owners and Seller(s) who is/are party thereto, and, to the Knowledge of Sellers, the other party thereto which is in full force and effect and is enforceable in accordance with its terms, except, with respect to such other party, to the extent that such enforceability may be limited by, or subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally; (ii) the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought; and (iii) the exercise by any court of equitable judicial discretion before which any proceeding may be brought; (F) except as disclosed on Schedule 4.21(h), no Real Property Agreement will be affected by, or require the consent of or payment to any other party to avoid an event of default, an event of termination or other adverse effect with respect to such by reason of the transactions contemplated by this Agreement.

     (i) Sellers have delivered or made available to Buyer full and complete copies of all maintenance records, service reports, warranties and other records in the possession of Sellers or Property Owners regarding the Real Properties and, to the Knowledge of Sellers, have disclosed to Buyer all capital expenditures with respect to the Real Properties for the past three years.

4.22 Commissions.
     -----------
     Except for First Albany Capital, whose fees will be paid by Sellers, no person, firm or corporation is entitled to any commission or broker's or finder's fee in connection with the transactions contemplated by this Agreement by reason of any act or omission of Sellers.

4.23 Generally.
     ---------
     No representation or warranty by Sellers in this Agreement or in any Exhibit, Schedule or closing certificate furnished or to be furnished to Buyer pursuant to this Agreement and the related agreements referred to herein or in connection with the transactions contemplated herein or therein by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.

                                   ARTICLE 5
                                   ---------
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

            Buyer hereby represents and warrants to Sellers as of the date of this Agreement as follows:

5.1  Status of Buyer.
     ---------------

     (a)  Corporate Existence and Status.
          ------------------------------
          Buyer is a corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of the State of Delaware.

     (b)  Corporate Power.
          ---------------
          Buyer has the corporate power to own and lease its properties and otherwise to conduct its business.

     (c)  Authorization.
          -------------
          (i) Buyer has the right, power and authority to enter into this Agreement and the related agreements referred to herein to which it is a party and to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and the related agreements referred to herein;

          (ii) The execution and delivery by Buyer of this Agreement and the related agreements referred to herein to which Buyer is a party and the consummation by Buyer of the transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the related agreements referred to herein have been duly authorized by all necessary corporate action on the part of Buyer in compliance with governing or applicable agreements, instruments or other documents (including its Certificate of Incorporation and Bylaws (each as amended)) and applicable law; and

          (iii) Each of this Agreement, the Promissory Notes and the related agreements referred to herein to which Buyer is a party constitutes the valid and binding agreement of Buyer that is enforceable against Buyer in accordance with its terms.

     (d)  Absence of Violations or Conflicts.
          ----------------------------------
          The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement, the Promissory Notes and the related agreements referred to herein do not and will not with the passage of time or giving of notice or both:

          (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent or approval under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any of the properties of Buyer under (A) any material contract, agreement, commitment, undertaking or understanding to which Buyer is a party or to which Buyer or any of its assets or properties are subject or bound, (B) any judgment, decree or order of any governmental authority to which Buyer or any of its properties are subject or bound, (C) any applicable law, or (D) any governing or applicable agreements, instruments or other documents to which Buyer is a party (including Articles or Certificate of Incorporation and Bylaws (each as amended)); or

          (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of Buyer.

     (e)  No Governmental Consents Required.
          ---------------------------------
          Except as set forth on Schedule 5.1(e), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of Buyer is required in connection with the execution or delivery of this Agreement, the Promissory Notes and the related agreements referred to herein of therein, or the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement, the Promissory Notes and the related agreements referred to herein by Buyer.

5.2  Commissions and Fees.
     --------------------
     Except for LSC Healthcare Partners, Inc., whose fees will be paid by the Buyer, no person, firm or corporation is entitled to any commission or broker's or finder's fee in connection with the transactions contemplated by this Agreement by reason of any act or omission of Buyer.

5.3  Financial Capacity.
     ------------------
     Buyer has, or has access to, sufficient funds to pay the Purchase Price as required by this Agreement, and to make all other necessary payments in connection with this Agreement.

5.4  Generally.
     ---------
     No representation or warranty by Buyer in this Agreement or in any Exhibit, Schedule or closing certificate furnished or to be furnished to Sellers pursuant to this Agreement, the Promissory Notes and the related agreements referred to herein or therein, or in connection with the transactions contemplated herein or therein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.

                                   ARTICLE 6
                                   ---------
                              COVENANTS OF SELLERS
                              --------------------

6.1  Conduct of Business by Sellers.
     ------------------------------
     From the date hereof to the Closing Date, except as set forth on Schedule 6.1, and except for transactions contemplated by this Agreement or which are expressly approved in writing by Buyer, Sellers shall refrain from:

     (a) subjecting any of the Purchased Assets to any lien, encumbrance or other claim of any kind;

     (b) modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the Assumed Contracts;

     (c) entering into any new contract or commitment, or incur or agree to incur any liability or assume any obligation, except in the ordinary course of business (which ordinary course of business shall include renewals of any Lease or Contract), pursuant to which contract, commitment, liability or obligation the total to be paid in the future exceeds $100,000, and is not terminable by Sellers without cause with ninety (90) days or less notice;

     (d) increasing compensation payable or to become payable or making any bonus payment to or otherwise entering into one or more bonus agreements with any employee, except in the ordinary course of business in accordance with Sellers' customary personnel policies;

     (e) selling, assigning, leasing, or otherwise transferring or disposing of any Purchased Assets, other than in the ordinary course of business, unless there is comparable replacement thereof;

     (f) acquiring (whether by purchase or lease), or agreeing to acquire, any property, plant, equipment, other than in the ordinary course of business if such asset or assets, in the aggregate, have a fair market value exceeding $100,000; or

     (g) taking or permitting any other action that, if taken or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to the representations and warranties in
          ARTICLE 4 hereof or the covenants in ARTICLE 6, ARTICLE 7 and ARTICLE 8 hereof.

6.2  Affirmative Covenants Relating to Sellers.
     -----------------------------------------
     From the date hereof to the Closing Date, Sellers shall use their reasonable best efforts to ensure that Sellers shall:

     (a) maintain Sellers' property, liability and professional insurance in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

     (b) keep in Sellers' employ the present officers and key employees, including the professional staff, of Sellers to preserve the goodwill of those having business relations with Sellers;

     (c) maintain the books, accounts and records of Sellers in a manner consistent with past practice;

     (d) allow, subject to applicable laws, rules and regulations, upon the prior consent of Sellers, which consent shall not be unreasonably withheld, Buyer and Buyer's employees, attorneys, auditors, accountants and other authorized representatives, free and full access during Sellers' normal business hours to the facilities, plants, properties, books, records, documents and correspondence of Sellers, including, but not limited to, historical financial information with respect to the Assumed Contracts and employment records with respect to the Retained Employees, in order that Buyer may have full opportunity to make such investigation as Buyer may desire of the Business; provided, however, that such access shall not unreasonably interfere with the operations of Sellers, and any contractual confidentiality requirements between Buyer and Sellers existing prior to this Agreement shall remain in full force and effect, as supplemented hereby, except as otherwise required by law (including any required disclosure of the execution of this Agreement);

     (e) (i) comply with all applicable law relating to Sellers, or to the conduct of the Business, and (ii) conduct such Business in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be materially true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

     (f) provide Buyer with prompt written notice of any change in the assets, operations, liabilities, earnings, business or condition (financial or otherwise) of Sellers which would have a Material Adverse Effect;

     (g) operate the Business only in the ordinary course with the objective of preserving Sellers' business organization intact; and

     (h) make and continue to make or cause to be made all repairs and maintenance that may be reasonably necessary to maintain the Purchased Assets in as good as condition as they exist as of the date hereof.

6.3  Consents and Closing Conditions.
     -------------------------------
     Sellers shall use their commercially reasonable best efforts (a) to obtain such third party and governmental consents, authorizations, approvals, releases and terminations as may be required hereunder, and to take such other actions as may be appropriate in order to fulfill the closing conditions contained in Section 9.1 hereof, and (b) to cause the representations and warranties of Sellers in ARTICLE 4 to be materially true and correct on and as of the Closing Date.

6.4  Negotiations with Others.
     ------------------------
     During the period from the date of this Agreement to the Closing Date, or until such date as this Agreement may be terminated in accordance with its terms, neither Sellers nor any of Sellers' managers, officers, counsel, accountants, auditors or other agents retained by or acting on behalf of Sellers, will (i) seek, solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information) the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group (other than Buyer) relating to the possible acquisition of stock or equity interests of Sellers or the possible purchase of all or substantially all of the Purchased Assets, or any tender or exchange offer, merger, reverse merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution, or similar transaction involving, directly or indirectly, Sellers (each an "Acquisition Proposal"), (ii) enter into, participate or cooperate in or consider or pursue any discussions or negotiations regarding or that reasonably may be expected to lead to an Acquisition Proposal or furnish to any person or entity information concerning Sellers for purposes of facilitating any Acquisition Proposal, or (iii) otherwise solicit or cooperate in any way with, or assist, participate in, facilitate or encourage any effort or attempt by any person to make or enter into an Acquisition Proposal. Sellers shall notify Buyer in writing within 24 hours following receipt of any unsolicited Acquisition Proposal or request for information from any third party. Such written notification shall describe in reasonable detail any such occurrence and identify the person or persons involved.

6.5  Non-Compete Agreement.
     ---------------------
     Sellers  and each of John W.  McRoberts,  Janet  L.  Nicoll,  John E.  Lee,
     Michael D. Martin and the Barbara H. Martin Trust shall enter into a Non-Compete, Non-Solicitation and Confidentiality Agreement with the Buyer in substance and form mutually agreed to among the parties (the "Non-Compete Agreement").

6.6  Elimination of Indebtedness.
     ---------------------------
     Prior to or contemporaneously with the Closing, the Sellers shall take all actions necessary and appropriate to discharge any and all liens, claims, mortgages, security interests and encumbrances affecting the Purchased Assets and Sellers shall deliver UCC termination statements or other evidence of such discharge to Buyer, which evidence shall be reasonably satisfactory to Buyer.

6.8  Pre-Closing Financial Statements.
     --------------------------------
     Within twenty (20) calendar days following the end of each calendar month prior to Closing, Sellers shall deliver to Buyer complete copies of the unaudited balance sheet and related unaudited statements of income with respect to the operation of the Business for each month then ended, together with a year-to-date compilation and the notes, if any, related thereto, which presentation shall be consistent with the provisions of
     Section 4.2 which are applicable to the Sellers' Financial Statements.

6.9  Required Approvals.
     ------------------
     Sellers shall reasonably cooperate with Buyer and its representatives and attorneys: (a) in obtaining all consents, approvals, authorizations, clearances, certificates of need and licenses required to carry out the transactions contemplated by this Agreement, including, without limitation, the approvals of governmental and regulatory authorities necessary to provide for the assignment of the Medicare and Medicaid provider numbers of Hospitals to Buyer or its designee(s), and (b) in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions contemplated herein.

6.10 Cost Report Matters.
     -------------------
     (a) Sellers shall prepare and timely file, or cause to be prepared and filed, all Seller Cost Reports relating to the periods ending prior to the Closing Date or required as a result of the consummation of the transactions described herein. All terminating Seller Cost Reports shall be submitted to Buyer fifteen (15) days prior to filing and shall be filed by Sellers in a manner that is consistent with (i) prior cost reports filed by Seller with respect to the Hospitals, and
          (ii) applicable laws, rules and regulations.

     (b) Buyer shall forward to Sellers any and all correspondence relating to the Patient A/R, the Seller Cost Reports or rights to settlements and retroactive adjustments on the Seller Cost Reports ("Agency Settlements") within five (5) business days of receipt by Buyer. Buyer shall not reply to any such correspondence without Sellers' written approval. Buyer shall remit any receipts relating to the Patient A/R, the Seller Cost Reports or the Agency Settlements within ten (10) business days after receipt by Buyer (except those receipts to be retained by Buyer for Transition Patients) and will forward any demand for payments within ten (10) business days. If Sellers decline to pursue any appeal with respect to any Seller Cost Reports which may have a financial impact on Buyer, Buyer shall have the right, but not the obligation to pursue the appeal on behalf of Sellers, Sellers shall take all steps reasonably necessary to enable Buyer to pursue such appeal and Sellers shall be entitled to any recovery thereon which is attributable to the period prior to the Closing Date.

     (c) Upon reasonable notice and during normal business office hours, Buyer will reasonably cooperate with Sellers in regard to (i) the preparation, filing, handling, and appeals of the Seller Cost Reports, and (ii) any cost report disputes and/or other claim adjudication matters relative to governmental program reimbursement.

6.11 Name Change.
     -----------
     On or prior to the Closing Date, at Sellers' cost and expense, each Seller shall make all appropriate filings and take all other actions necessary or appropriate to change each Sellers name to a name that does not use the tradename "Meadowbrook," "Lafayette Rehab Associates," "Clear Lake
     Rehabilitation Hospital," or "South Dade Rehab Associates" or any combination or derivation thereof, to the reasonable satisfaction of Buyer and shall deliver evidence of same to the Buyer.

                                   ARTICLE 7
                                   ---------
                         COVENANTS REGARDING TAX MATTERS
                         -------------------------------

7.1  Returns and Payment of Taxes.
     ----------------------------
     Each party shall be responsible for filing Forms W-2 with respect to the 2005 taxable year in accordance with the "Standard Procedure" described in Rev. Proc. 2004-53, IRB 2004-34 (August 18, 2004). The responsibility for all other information Returns shall be allocated similarly. Seller shall be responsible for payment of any sales or use tax liability or other Taxes resulting from the sale of the Purchased Assets as contemplated by this Agreement. Sellers, at their expense, shall be responsible for the preparation of all Returns required to be filed after the Closing Date with respect to the Business that relate to taxable periods ending on or before the Closing Date, and Sellers shall be responsible for payment in full of all Taxes shown to be due thereon. All ad valorem taxes on personal or movable property shall be prorated as of the Closing Date. Prior to the Closing Date, Sellers shall not make any material tax elections and all Returns shall be prepared consistent with past practices.

7.2  Cooperation and Records Retention.
     ---------------------------------
     Sellers shall cause their accountants and other representatives to provide to Buyer on a timely basis the information (including but not limited to all work papers and records relating to Sellers that Sellers or their accountants or other representatives have within their control and that may be reasonably necessary in connection with the preparation of any and all Returns required to be filed by Buyer or any other examination by any taxing authority or administrative proceeding relating to Taxes. Sellers agree that they will reasonably cooperate with Buyer, its accountants and its other representatives, in a prompt and timely manner, in connection with the preparation and filing of any and all Returns required to be filed by Buyer or any other examination by any taxing authority or administrative proceeding relating to Taxes. Sellers and Buyer shall retain or cause to be retained, until the applicable statutes of limitations (including any extensions and carryovers) have expired, copies of all Returns for all tax periods beginning before the Closing Date, together with supporting work schedules and other records or information that may be relevant to such Returns.

7.3  Purchase Price Allocation.
     -------------------------
     Buyer and Sellers shall allocate the Purchase Price and the Assumed Liabilities among the Purchased Assets for all purposes (including, without limitation, the preparation of Form 8594) in a manner consistent with Code
     Section 1060 and the regulations thereunder. Buyer and Sellers shall each file asset acquisition statements on Form 8594 with their respective federal income tax returns or other returns of income for the taxable year that includes the first date assets are sold, which asset acquisition statement shall be jointly prepared by Buyer and Sellers. All allocations set forth on Form 8594 shall be acceptable to Buyer and Sellers. All allocations contained on Form 8594 shall be subject to adjustment to reflect (i) Sellers' selling expenses as a reduction of sales proceeds,
     (ii) Buyer's acquisition expenses as an addition to the Purchase Price, and
     (iii) any adjustments to the Purchase Price as defined in this Agreement, except as required by law. Buyer and Sellers shall file all Returns and information reports in a manner consistent with the allocation set forth on the Form 8594.

                                   ARTICLE 8
                                   ---------
                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

8.1  Obligations Concerning Employees.
     --------------------------------

     (a) Subject to the satisfactory completion of Buyer's employment screening process, Buyer shall offer employment at Closing to substantially all of the employees of Sellers, and the employees accepting such employment offer shall be referred to herein as the "Retained Employees."

     (b) On or prior to the Closing Date, at such time as shall be reasonably acceptable to Buyer, Sellers shall notify all of the employees of Sellers that the assets of Sellers are being sold to Buyer, that certain employees will be offered employment by Buyer, and that any decisions by Buyer regarding its hiring procedures or the hiring of Sellers' employees will be communicated to the employees by Buyer.

     (c) As soon as practicable after the Closing Date, Sellers shall issue to all employees of Sellers as of the Closing Date payroll checks for all earned salary, wages, incentive bonuses and other compensation and benefits (net of usual withholdings) owed or accruing to such employees for their services rendered through the Closing Date. Sellers shall pay or otherwise discharge (and hold Buyer harmless with respect to) all vacation pay, sick leave, personal days, incentive bonuses, post-employment pay and severance payments of employees of Sellers accrued as of the Closing Date.

     (d) Sellers shall comply with all provisions of federal and state law relating to the continuation of health insurance benefits for terminated employees and their family members covered by Sellers' applicable health plans. Sellers shall be responsible for providing Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et. seq. ("WARN Act") notices, if and to the extent required, in connection with any terminations of Sellers' employees effected pursuant to this Agreement, and shall be solely responsible for, and will, hold Buyer harmless from, any WARN Act liability arising as a result of any employee termination(s) occurring on or prior to the Closing Date.

8.2  Excluded Assets and Excluded Liabilities; Misdirected Payments.
     --------------------------------------------------------------

     (a) Any asset (including Accounts Receivable) or any liability, all other remittances and all mail and other communications that constitute, or relate to, an Excluded Asset or an Excluded Liability and that is or comes into the possession, custody or control of Buyer (or its successors-in-interest or assigns, or its respective Affiliates) shall forthwith be transferred, assigned or conveyed by Buyer (or its respective successors-in-interest or assigns and its respective
          Affiliates) to Sellers. In no event shall Buyer (and its respective successors-in-interest and assigns and its respective Affiliates) have any right, title or interest in or obligation or responsibility with respect to such asset or liability except that Buyer shall hold such asset in trust for the benefit of Sellers. Buyer shall have no right to set-off such funds against other obligations asserted by Buyer to be owed by Sellers hereunder or otherwise.

     (b) Any asset or any liability, all other remittances and all mail and other communications that constitute or relate to a Purchased Asset, or an Assumed Liability and that is or comes into the possession, custody or control of Sellers (or any of their respective successors-in-interest or assigns, or their respective Affiliates) shall forthwith be transferred, assigned or conveyed by Sellers (or their respective successors-in-interest or assigns and their respective Affiliates) to Buyer. In no event shall Sellers (and their respective successors-in-interest and assigns and its respective Affiliates) have any right, title or interest in or obligation or responsibility with respect to such Purchased Asset or Assumed Liability except that Sellers shall hold such asset in trust for the benefit of Buyer; Sellers shall have no right to set-off such funds against other obligations asserted by Sellers to be owed by Buyer hereunder or otherwise.

     (c) To the extent any funds are mistakenly forwarded to Sellers (or one of their respective Affiliates) by any third parties on account of services performed by or on behalf of the Hospitals from and after the Closing Date, Sellers shall remit such misdirected funds to Buyer within ten (10) business days after receipt thereof, to an account(s) designated by Buyer. In no event shall Sellers (and their respective successors-in-interest and assigns and their respective Affiliates) have any right, title or interest in or obligation or responsibility with respect to such funds except that Sellers shall hold such funds in trust for the benefit of Purchaser; Sellers shall have no right to set-off such funds against other obligations asserted by Sellers to be owed by Buyer hereunder or otherwise.

     (d) All costs incurred in forwarding assets or liabilities to the appropriate party pursuant to this Section 8.2 shall be shared equally by the parties.

8.3  Medical Staff Matters.
     ---------------------
     Buyer acknowledges and agrees that the consummation of the transactions contemplated by this Agreement at Closing shall, to the Knowledge of Sellers, have no effect on (i) the rules and regulations, structure and appointments of the medical staffs at the Hospitals, or (ii) the medical staff memberships and respective clinical privileges of existing members of such medical staffs as of the Closing Date.

8.4  Consents and Closing Conditions.
     -------------------------------
     Buyer shall use its reasonable best efforts (a) to obtain such third party and governmental consents, authorizations, approvals, releases and terminations as may be required hereunder, and to take such other actions as may be appropriate in order to fulfill the closing conditions contained in Section 9.2 hereof, and (b) to cause the representations and warranties of Buyer in Article 5 to be true and correct on and as of the Closing Date.

8.5  Post-Closing Access to Information.
     ----------------------------------
     Sellers and Buyer acknowledge that following the Closing, each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions contemplated herein, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Sellers and Buyer agree that for a period of three (3) years after Closing, each will make reasonably available to the other's agents, independent auditors, counsel, and/or governmental agencies, upon written request and at the expense of the requesting party, such documents and information as may be available for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of claims.

8.6 Use of Controlled  Substance Permits.
    ------------------------------------
     To the extent permitted by applicable law, Buyer shall have the right, for a period not to exceed one hundred twenty (120) days following the Closing Date, to operate under the licenses and registrations of Sellers relating to controlled substances and the operations of Hospital pharmacies, until Buyer is able to obtain such licenses and registrations for itself. In furtherance thereof, Sellers shall execute and deliver to Buyer at or prior to the Closing a limited power of attorney in form and substance reasonably acceptable to Buyer. Buyer shall apply for all such licenses and permits as soon as reasonably possible before and after Closing and shall diligently pursue such applications. Buyer shall fully indemnify and hold Sellers harmless from and against all losses incurred, paid or required to be paid by Sellers, resulting in whole or in part from the use of such licenses and permits by Buyer.

8.7  Transition Services.
     -------------------
     Prior to the Closing Date, Buyer and Sellers shall negotiate in good faith the terms and conditions of a mutually agreeable transition services agreement (the "Transition Services Agreement"), pursuant to which Buyer and Sellers shall, among other things, have reasonable access to the personnel and resources of the other party following the Closing Date.

8.8  Purchase of Real Properties.
     ---------------------------
     In the event that the conditions set forth in Section 9.1(e) or 9.2(d) have not been satisfied on or prior to July 31, 2005, (i) Buyer shall negotiate in good faith with the Property Owners with respect to the lease of the Lafayette, Louisiana facility and the purchase of the remaining Real Properties. In addition, Buyer, Sellers and the Property Owners shall take all actions necessary or appropriate to make all filings and notices required to be made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act and pursuant to any applicable state laws as a result of the transactions contemplated by this Agreement.

8.9  Transfer of Real Property.
     -------------------------
     (a) If requested by Buyer at any time prior to Closing, Sellers shall cause Clear Lake Health Associates Limited Partnership to convey to Buyer or its designee at Closing that certain parcel of land consisting of approximately 3.3 acres located near the Hospital in Webster, Texas (the "Clear Lake Excess Land") by special or limited warranty deed, for no additional consideration. In addition to the foregoing, Sellers shall cause Clear Lake Health Associates Limited Partnership (i) to pay all transfer or other taxes associated with the transfer of the Clear Lake Excess Land, (ii) to supply to any title company selected by Buyer or its designee any affidavit or indemnity reasonably requested by such title company in order to provide title insurance, in such amounts and in such form as requested by and acceptable to Buyer, (iii) to pay all liens or other charges outstanding with respect to the Clear Lake Excess Land, such that Buyer or its designee shall take title free and clear of all liens, except for current year taxes and assessments, (iv) to make commercially reasonable efforts to cure any title or survey objection made by Buyer in good faith, and (v) otherwise to close such transaction in a manner consistent with commercial real estate practices customary in Webster, Texas.

     (b) If requested by Buyer at any time prior to Closing, Sellers shall cause MJR Holding Company, Inc to subdivide that certain parcel of land on which the Hospital in Lafayette, Louisiana is located into two separate legal lots, and to convey to Buyer or its designee at Closing one of such parcels consisting of approximately 2.0 acres not currently utilized in connection with the operation of such Hospital (the "Lafayette Excess Land") by special or limited warranty deed, for no additional consideration. In addition to the foregoing, Sellers shall cause MJR Holding Company, Inc. (i) to pay all transfer or other taxes associated with the transfer of the Lafayette Excess Land, (ii) to supply to any title company selected by Buyer or its designee any affidavit or indemnity reasonably requested by such title company in order to provide title insurance on such subdivided parcel, in such amounts and in such form as requested by and acceptable to Buyer,
          (iii) to pay all liens or other charges outstanding with respect to the Lafayette Excess Land, such that Buyer or its designee shall take title free and clear of all liens, except for current year taxes and assessments, (iv) to make commercially reasonable efforts to cure any title or survey objection made by Buyer in good faith, and (v) otherwise to close such transaction in a manner consistent with commercial real estate practices customary in Lafayette, Louisiana.

     (c) With respect to the Clear Lake Excess Land and the Lafayette Excess Land, Sellers are not aware of, nor have Sellers or any of their respective affiliates engaged in, any development proposals regarding such parcels that are currently in process or that have been approved or disapproved by the applicable governmental authority nor are the Sellers or any of their respective affiliates aware of any restrictions on the use or development of such parcels or any options to lease or sell or otherwise transfer any interest in such parcels or either of them.

8.10 Real Property Repairs.
     ---------------------
     On or prior to the Closing, the Sellers shall, at the Sellers' sole cost and expense and to the reasonable satisfaction of Buyer, take all measures necessary or appropriate (i) fully to remediate and repair (x) mold and related damage in the kitchen area of the Hospital in Miami, Florida and,
     (y) water damage around the windows at the Hospital in Tulsa, Oklahoma, and
     (ii) to cause the Hospital in Webster, Texas to implement the recommendations contained in the Facility Accessibility Agreement report prepared by The Access Partnership, L.P., dated March 23, 2004, with respect to accessible parking and ramps. In the event Sellers fail to have effected the foregoing by Closing, Buyer may withhold from the Purchase Price and retain in escrow, 120% of the costs to effect those items that Sellers have not effected by Closing (with such costs to be estimated by Buyer in its sole discretion) and Buyer may complete such items and be entitled to draw upon the escrow from time to time to pay the costs to complete such items. Any unused portion of such escrowed funds shall be disbursed to Sellers upon completion of such items and Sellers promptly shall pay to Buyer any deficiency in the amount of such funds necessary to pay for the items not completed by Sellers by Closing.

8.11 Tulsa Facility Syndication.
     --------------------------
     The Sellers shall not, at any time prior to or following the Closing, consummate the proposed syndication to physicians of membership interests representing approximately 15% of the equity ownership of Meadowbrook Tulsa, and Sellers shall take all actions necessary or appropriate to insure that there shall be no minority ownership of Meadowbrook Tulsa on the Closing Date.


                                   ARTICLE 9
                                   ---------
                              CONDITIONS TO CLOSING
                              ---------------------

9.1  Buyer's Conditions to Closing.
     -----------------------------
     The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to Buyer's reasonable satisfaction of each of the following conditions on or prior to the Closing
     Date:

     (a)  Continued Truth of Warranties.
          -----------------------------
          The representations and warranties of Sellers contained herein shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

     (b)  Performance of Covenants.
          ------------------------
          Sellers shall have performed in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

     (c)  No Material Adverse Effect.
          --------------------------
          There shall have been no change in the Real Properties or assets, operations, liabilities, earnings, business or condition (financial or otherwise) of Sellers having a Material Adverse Effect since January 1, 2005.

     (d)  Consents, Approvals and Authorizations.
          --------------------------------------
          The parties shall have obtained all consents, licenses, approvals, permits, waivers, authorizations of governmental entities and third parties necessary (a) for the effective assignment to Buyer of all Assumed Contracts on the same terms and conditions as presently apply to Sellers, without any transfer premium or penalty whatsoever to be paid by Buyer, and (b) for the valid execution, delivery and performance of this Agreement and the operation of the Business by Buyer.

     (e)  Lease Agreements.
          ----------------
          Buyer shall have entered into long-term lease agreements for each of the Real Properties on terms and conditions satisfactory to Buyer in its sole and absolute discretion.

     (f)  Action or Proceeding.
          --------------------
          No action or proceeding before a court of any other governmental agency or body shall have been instituted or threatened which would restrain or prohibit the transactions contemplated by this Agreement.

     (g)  Closing Documents.
          -----------------
          Sellers shall have delivered all documents required to be delivered by each of them at the Closing, as more specifically set forth in ARTICLE 10, in each case in form and substance satisfactory to Buyer.

9.2  Sellers' Conditions to Closing.
     ------------------------------
     The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to Sellers' reasonable satisfaction of the following conditions on or prior to the Closing Date:

     (a)  Continued Truth of Warranties.
          -----------------------------
          The representations and warranties of Buyer herein contained shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

     (b)  Performance of Covenants.
          ------------------------
          Buyer shall have performed in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (c)  Consents, Approvals and Authorizations.
          --------------------------------------
          The parties shall have obtained all consents, licenses, approvals, permits, waivers, authorizations of governmental entities and third parties necessary for the valid execution, delivery and performance of this Agreement and the operation of the Business by Buyer.

     (d)  Sale of Real Properties.
          -----------------------
          The Property Owners shall have consummated the sale of the Real Properties on terms and conditions satisfactory to the Property Owners in their sole and absolute discretion.

     (e)  Action or Proceeding.
          --------------------
          No action or proceeding before a court of any governmental agency or body shall have been instituted or threatened which would restrain or prohibit the transactions contemplated by this Agreement.

     (f)  Closing Documents.
          -----------------
          Buyer shall have delivered the Purchase Price and all documents required to be delivered by it at the Closing, as more specifically set forth in ARTICLE 10, in form and substance reasonably satisfactory to Sellers.

                                   ARTICLE 10
                                   ----------
                      DOCUMENTS TO BE DELIVERED AT CLOSING
                      ------------------------------------

10.1 Documents to be Delivered by Sellers.
     ------------------------------------

     At the Closing, Sellers shall:

     (a) Execute and deliver to Buyer any and all instruments of sale, assignment and transfer and other documents reasonably requested by Buyer in order to effect the transfer of the Purchased Assets to Buyer to effect the assumption of the Assumed Liabilities by Buyer or otherwise to facilitate the transactions contemplated hereby;

     (b)  Deliver  to  Buyer a  certificate  of  incumbency  and  copies  of the resolutions adopted by, as applicable, the board of directors and shareholders, the managers and members. and the partners of the Sellers, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary of Sellers;

     (c) Deliver to Buyer a certificate of Sellers, dated as of the Closing Date, to the effect that the representations and warranties of Sellers as contained in ARTICLE 4 of this Agreement are true and correct in all material respects as of such Closing Date, and that the covenants of Sellers as contained in ARTICLE 6, ARTICLE 7 and ARTICLE 8 of this Agreement required to be performed or complied with in all material respects on or prior to the Closing Date have been so performed or complied with;

     (d) Deliver to Buyer a certificate of good standing or its equivalent, dated not more than ten (10) days prior to the Closing Date, attesting to the good standing of Sellers, as applicable, as corporations or limited liability companies under the laws of their states of incorporation or organization;

     (e) To the extent any assignments, consents or approvals shall be necessary to any of the transactions herein contemplated, including but not limited to the transfer of the Client Contracts from Sellers to Buyer, deliver to Buyer copies of all such assignments, consents or approvals;

     (f) Deliver to Buyer the definitive Non-Compete Agreements duly executed by all parties thereto;

     (g) Deliver to Buyer the definitive Transition Services Agreement duly executed by all parties thereto;

     (h) Deliver to Buyer such other instruments, certificates, consents or other documents as are reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

10.2 Documents to be Delivered by Buyer.
     ----------------------------------

     At the Closing, Buyer shall:

     (a)  Execute  and deliver to Sellers any and all  documents  identified  in
          Section 10.1(a), to the extent appropriate in order to effect the transactions contemplated hereby;

     (b) Deliver to Sellers a certificate of Buyer, dated as of the Closing Date, to the effect that the representations and warranties of Buyer as contained in ARTICLE 5 of this Agreement are true and correct in all material respects as of such Closing Date and that the covenants of Buyer as contained in ARTICLE 7 and ARTICLE 8 of this Agreement required to be performed or complied with in all material respects on or prior to the Closing Date have been so performed or complied with;

     (c) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, Buyer shall deliver to Sellers upon request copies of all such consents or approvals as obtained by Buyer;

     (d) Deliver to Sellers the Closing Cash Payment and the Adjustment Promissory Note and the LTACH Promissory Note;

     (e) Deliver to Sellers the definitive Transition Services Agreement duly executed by all parties thereto;

     (f) Deliver to Sellers a Guaranty Agreement duly executed by RehabCare Group, Inc. ("RHB") pursuant to which RHB shall guarantee the obligations of Buyer hereunder; and

     (g) Deliver to Sellers such other instruments, certificates, consents or other documents as are reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

                                   ARTICLE 11
                                   ----------
                                 INDEMNIFICATION
                                 ---------------

11.1 Indemnification of Buyer.
     ------------------------
     Subject to the provisions of this Article 11, by execution of this Agreement, Sellers hereby acknowledge that Sellers shall jointly and severally indemnify Buyer and its officers, directors, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Buyer Parties") and hold each of them harmless from and against and pay on behalf of or reimburse such Buyer Parties in respect of the following:

     (a) any and all loss, liability or damage (including judgments and settlement payments) (a "Loss"), incurred by Buyer incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant of Sellers made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to Buyer by Sellers under or pursuant to this Agreement or the transactions contemplated herein;

     (b) any and all Losses relating to any of the Excluded Assets or any of the Excluded Liabilities;

     (c) any Taxes imposed on the Sellers, the Hospitals or any of the Sellers' Assets; and

     (d) any and all reasonable costs and expenses and all other Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described in this
          Section 11.1, or in enforcing the Buyer Parties' rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

11.2 Indemnification of Sellers.
     --------------------------
     Subject to the provisions of this Article 11, by execution of this Agreement, Buyer hereby acknowledges that Buyer shall indemnify Sellers and their respective agents, representatives, affiliates, successors and assigns (collectively, the "Seller Parties") and hold each of them harmless from and against and pay on behalf of or reimburse such Seller Parties in respect of the following

     (a) any and all Losses incurred by Sellers incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by Buyer made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to Sellers by Buyer under or pursuant to this Agreement or the transactions contemplated herein;

     (b) any and all Losses relating to the Assumed Liabilities or related to the ownership, possession or use of the Purchased Assets by Buyer from and after the Closing; and

     (c) any and all reasonable costs and expenses and all other Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described in this
          Section 11.2, or in enforcing the Seller Parties' rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

11.3  Notice of and Procedures for Collecting Indemnification.
      -------------------------------------------------------

     (a)  Initial Claim Notice.
          --------------------
          When either Buyer, on the one hand, or Sellers, on the other hand, becomes aware of a situation which may result in damages for which it would be entitled to be indemnified hereunder, Buyer, on the one hand, or Sellers, on the other (the "Indemnitee") shall submit promptly a written notice (the "Initial Claim Notice") to the other party from which indemnification may be forthcoming pursuant to Section 11.1 or
          11.2 (the "Indemnitor") to such effect after first becoming aware of such matter and shall furnish the Indemnitor with such information as is available demonstrating a right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide promptly to the Indemnitor a supplemental Initial Claim Notice not later than twenty
          (20) calendar days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent of actual and material prejudice to the Indemnitor.

     (b)  Rights of Indemnitor.
          --------------------
          If, prior to the expiration of 30 calendar days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. The Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. The Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor, and (ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.

     (c)  Final Claims Statement.
          ----------------------
          At such time as damages for which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, the Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such damages in reasonable detail on an itemized basis. The Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, canceled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within thirty (30) calendar days after receipt by Indemnitor of a Final Claims Statement. All amounts reflected on a Final Claims Statements shall be paid promptly by the Indemnitor to the Indemnitee and the Indemnitee shall have the right to immediate payment of proceeds from insurance policies paid to Indemnitor in connection with the claim for which the indemnification right arose.

11.4 Payment of Claims for Indemnification.
     -------------------------------------
     Any amounts payable to Buyer Parties  pursuant to the provisions of Section
     11.1 shall be the responsibility of the Sellers and shall be paid promptly upon notice of Buyer to the Sellers of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for Buyer's demand for indemnification under Section 11.1 of this Agreement. In its sole and absolute discretion, Buyer may elect to satisfy such payment obligation of the Sellers by offsetting all or a portion of the principal and interest, if any, due and owing to the Sellers pursuant to the Adjustment Promissory Note. Any amounts payable to Seller Parties pursuant to the provisions of
     Section 11.2 of this Agreement shall be the responsibility of Buyer and shall be paid promptly upon notice of Shareholder to Buyer of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for Sellers' demand for indemnification under Section 11.2 of this Agreement.

11.5 Survival of Indemnification.
     ---------------------------
     Any other provision hereof to the contrary notwithstanding, the parties agree that the representations, warranties and covenants of the parties contained in this Agreement and any certificates delivered pursuant to this Agreement shall survive for a period of thirty-six (36) months after the Closing Date for purposes of this Article 11, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date. Buyer Parties, on the one hand, and Seller Parties, on the other hand, shall only be entitled to indemnification under this Article 11 for breaches of representations, warranties and covenants if a written notice describing the claim for which indemnification is sought is signed by an executive officer of Buyer or by a duly authorized representative of Sellers, as the case may be, and is submitted to Buyer or such authorized representative, not later than thirty-six (36) months following the Closing Date in accordance with Section 11.3 hereof. Any claim for indemnification pursuant to this Article 11 not made prior to the expiration of such thirty-six (36) month period shall be extinguished, and all representations, warranties and covenants with respect to which no claim is made prior to the expiration of such thirty-six (36) month period shall expire and be of no further force and effect. Notwithstanding any provision of this Section 11.5 to the contrary, the time limitations set forth in this Section 11.5 shall not apply to the survival of any claim (i) by either party for actual fraud or intentional misrepresentation, and (ii) by Buyer Parties with respect to any claim for indemnification for loss relating to: (A) any of the Excluded Assets or any of the Excluded Liabilities; and (B) any claim relating to a breach of the representations and warranties contained in Section 4.1(f), 4.3, 4.4(a) and 4.22.

11.6 Certain Limitations.
     -------------------
     The parties hereto agree that no violations or breaches under any one or more of the representations and warranties of the Sellers and the Buyer set forth in this Agreement shall support a claim for Losses unless and until such Losses attributable to all violations and breaches exceed on a cumulative and aggregate basis the sum of Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that if such Losses exceed the sum of Two Hundred Fifty Thousand Dollars ($250,000), the Sellers or the Buyer, as the case may be, shall be obligated to indemnify the party entitled to indemnification for cumulative and aggregate Losses including such initial sum of Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding any other provision of this Article 11, Buyer and Sellers shall each be entitled to indemnification hereunder only to a maximum aggregate amount equal to the outstanding principal amount of the Adjustment Promissory Note. The minimum and maximum dollar limitations on indemnification provided for in this Section 11.6 shall not apply with respect to claims for indemnity (i) by either party for actual fraud or intentional misrepresentation, and (ii) by Buyer Parties with respect to any claim for indemnification for loss relating to: (A) any of the Excluded Assets or any of the Excluded Liabilities; and (B) any claim relating to a breach of the representations and warranties contained in Section 4.1(f), 4.3, 4.4(a) and
     4.22. Additionally, the minimum dollar limitations on indemnification provided for in this Section 11.6 shall not apply with respect to claims for indemnity by Buyer Parties with respect to any claim for indemnification for loss relating to any claim relating to a breach of the representations and warranties contained in Section 4.20

                                   ARTICLE 12
                                   ----------
                                  MISCELLANEOUS
                                  -------------

12.1 Notices.
     -------
     Any notices or other communications required or permitted hereunder to any party hereto shall be sufficiently given when delivered in person, when received by telegraphic or other electronic means (including facsimile) or overnight courier, or three (3) calendar days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

                  In the case of Buyer:

                        RehabCare Group, Inc.
                        7733 Forsyth Boulevard, Suite 2300
                        St. Louis, Missouri  63105
                        Attn: Donald A. Adam, Senior Vice President
                        Facsimile No. (866) 812-2832

                  With a copy to:

                        Thompson Coburn LLP
                        One US Bank Plaza
                        St. Louis, Missouri  63101
                        Attn: Andrew J. Klinghammer, Esq.
                        Facsimile No. (314) 552-7000

                  In the case of the Sellers:

                        MeadowBrook Healthcare
                        1200 Corporate Drive, Suite 340
                        Birmingham, AL 35242
                        Attn: John W. McRoberts
                        Facsimile No.

                  With a copy to:

                        Sirote & Permut
                        2311 Highland Avenue South, 500
                        Birmingham, AL 35205
                        Attn:  John Cooper, Esq.
                        Facsimile No. (205) 930-5101

     or such substituted address as any party shall have given notice to the others in writing in the manner set forth in this Section 12.1.

12.2 Amendment.
     ---------
     This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

12.3 Waiver; Investigation.
     ---------------------
     The parties hereto may, by written agreement: (a) extend the time for the performance of any of the obligations or other acts of the parties hereto;
     (b) waive any inaccuracies in the representations contained in this Agreement; (c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement; and (d) waive or modify performance of any of the obligations of any of the parties hereto; provided, however, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified. Buyer acknowledges that its officers, employees and authorized representatives and agents have been given an opportunity to examine the agreements, instruments, documents and other information relating to Sellers that they have requested to examine. Any inspection, preparation, or compilation of information or Schedules, or audit of the receivables, payables, properties, financial condition, or other matters relating to Sellers conducted by or on behalf of Buyer pursuant to this Agreement shall in no way limit, affect, or impair the ability of Buyer to rely upon the representations, warranties, covenants, and agreements of Sellers set forth herein or seek indemnification for any matter as set forth in ARTICLE 11 hereof.

12.4 Termination.
     -----------
     This Agreement may be terminated by the parties hereto prior to Closing as follows:

     (a)  by mutual written consent of Buyer and Sellers;

     (b) upon written notice from Buyer to Sellers if any of the conditions precedent to Buyer's obligations hereunder shall have become incapable of fulfillment through no fault of Buyer;

     (c)  upon  written  notice from  Sellers to Buyer if any of the  conditions
          precedent  to  Sellers'   obligations   hereunder  shall  have  become
          incapable of fulfillment through no fault of Sellers;

     (d) by Buyer, on the one hand, or Sellers, on the other hand, in the event of a breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured to the reasonable satisfaction of the non-breaching party within fifteen (15) business days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period; or

     (e) at the election of Buyer or Sellers if the Closing has not occurred on or prior to September 30, 2005.

          In the event of such termination as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of Sellers or Buyer or their respective officers or directors, except for liabilities arising from a breach of this Agreement prior to such termination; provided, however, that the provisions of the confidentiality agreement between the parties shall continue in full force and effect.

12.5 Counterparts and Facsimile Signatures.
     -------------------------------------
     This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. The parties hereto agree that this document may be executed and the signatures transmitted to the other party by facsimile or similar electronic transmission. Upon such transmission and receipt by the other party, such facsimile signature shall be as effective as an original. Notwithstanding the preceding sentence, the parties agree that they will transmit original signature pages to each other promptly after Closing.

12.6 Binding on Successors and Assigns.
     ---------------------------------
     This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof. No party hereto may assign its interest under this Agreement without the prior written consent of the other parties hereto; provided, however, that Buyer may assign its interest herein to any affiliate or subsidiary of Buyer without obtaining the prior consent of Sellers.

12.7 Severability.
     ------------
     In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

12.8 Headings.
     --------
     The headings in the sections and subsections of this Agreement and in the Schedules are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

12.9 Expenses of Litigation.
     ----------------------
     In the event of any litigation arising from the breach of this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees and costs, including appeals.

12.10 List of Exhibits and Schedules.
      ------------------------------
     As mentioned in this Agreement, there are attached hereto or delivered herewith, the following Exhibits and Schedules:

                                    EXHIBITS
                                    --------
                                                         Section
  Exhibit            Document                           Reference
  -------            --------                           ---------
     A               Adjustment Promissory Note           1.2(b)
     B               LTACH Promissory Note                1.2(c)
     C               Statement of Working Capital         1.3(a)

                                   SCHEDULES
                                   ---------

  Schedule
     No.             Schedule Caption
  --------           ----------------
   1.1(a)(i)         Personal Property Leases
   1.1(a)(ii)        Real Property Leases
   1.1(a)(iii)       Personal Property
   1.1(a)(iv)        Contracts
   1.1(a)(vi)        Provider and Related Agreements
   1.1(a)(vii)       Intellectual Property
   1.1(a)(viii)      Licenses
   1.1(b)            Excluded Assets
   4.1(d)            Ownership Interests
   4.1(e)            Foreign Qualifications
   4.1(g)            Violations or Conflicts
   4.1(h)            Governmental Consents of Sellers
   4.2(a)            Sellers' Financial Statements
   4.2(b)            Undisclosed Liabilities
   4.2(c)            Certain Changes
   4.3(b)            Tax Matters
   4.3(c)            Audit History
   4.4(a)            Title to Purchased Assets
   4.4(b)            Leases
   4.4(c)            Adequacy
   4.4(e)            Inventories
   4.5               Exceptions to Intellectual Property
   4.6(a)            Indebtedness
   4.6(b)            Material Contract Notices
   4.6(c)            Insurance
   4.6(d)            Status
   4.7               Officers and Directors
   4.8               Employee and Fringe Benefit Plans
   4.9               Labor Relations
   4.10              Litigation
   4.11(a)           Compliance with Laws
   4.11(b)           Permits
   4.12              Transactions With Affiliates
   4.13              Accreditation/Surveys
   4.14              Medicare and Medicaid Notice
   4.15              Cost Reports
   4.16              Exclusions from Government Programs
   4.17              Compliance Programs
   4.18              Medical Staff
   4.20              Environmental Matters
   4.21(a)           Real Properties
   4.21(b)           Exceptions to Title
   4.21(c)           Real Property Proceedings
   4.21(d)           Real Estate Taxes
   4.21(f)           Real Property Defects
   4.21(g)           Real Property Compliance
   4.21(h)           Real Property Agreements
   5.1(e)            Government Consents of Buyer
   6.1               Conduct of Business

     Each of the foregoing Exhibits and Schedules is incorporated herein by this reference and expressly made a part hereof.

12.11 Expenses.
      --------
     Except as otherwise provided herein, each of the parties hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated, including, but not limited to, legal and accounting fees and expenses.

12.12 Further Assurances and Cooperation.
      ----------------------------------
     Sellers shall execute, acknowledge and deliver to Buyer any and all other assignments, consents, approvals, conveyances, assurances, documents and instruments reasonably requested by Buyer at any time and shall take any and all other actions reasonably requested by Buyer at any time for the purpose of more effectively assigning, transferring, granting, conveying and confirming to Buyer, the Purchased Assets. After consummation of the transactions contemplated herein, the parties agree to cooperate with each other in regard to all matters arising from the purchase by Buyer of the Purchased Assets.

12.13 Confidentiality and Publicity.
      -----------------------------
     The parties hereto shall hold in confidence the information contained in this Agreement and all information related to this Agreement, which is not otherwise known to the public, shall be held by each party hereto as confidential and proprietary information and shall not be disclosed without the prior written consent of the other parties. Accordingly, Buyer and Sellers shall not discuss with, or provide nonpublic information to, any third party (except for such party's attorneys, accountants, directors of an affiliate of any party hereto, and other consultants and professional advisors) concerning this transaction prior to the Closing, except: (i) as required in governmental filings, securities filing or judicial, administrative or arbitration proceedings; or (ii) pursuant to public announcements made with the prior written approval of Sellers and Buyer.

12.14 Fair Meaning.
      ------------
     This Agreement shall be construed according to its fair meaning and as if prepared by all parties hereto.

12.15 Gender and Number and Construction.
      ----------------------------------
     All references to the neuter gender shall include the feminine or masculine gender and vice versa, where applicable, and all references to the singular shall include the plural and vice versa, where applicable. Unless otherwise expressly provided, the word "including" followed by a listing does not limit the preceding words or terms and shall mean "including, without limitation."

12.16 Tax Effect.
      ----------
     Neither of the parties (nor such party's counsel or accountants) has made or is making any representations to any other party (nor such party's counsel or accountant) concerning any of the tax effects of the transactions provided for in this Agreement and each party hereto represents that it has obtained, or may obtain, independent tax advice with respect thereto and upon which it, if so obtained, has solely relied.

12.17 Time is of the Essence.
      ----------------------
     Time is of the essence for all dates and time periods set forth in this Agreement and each performance called for in this Agreement.

12.18 Entire Agreement.
      ----------------
     All prior negotiations and agreements among the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto.

12.19 Governing Law.
      -------------
     This Agreement shall be governed by and construed and interpreted according to the laws of the State of Missouri, determined without reference to conflicts of law principles. To the extent permitted by law, each of the parties hereto hereby irrevocably submits to the nonexclusive jurisdiction of any Missouri state court or United States federal court, in either case sitting in Missouri over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims with respect to any such suit, action or other proceeding may be heard and determined in such courts.

12.20 Transfer and Sales Tax.
      ----------------------
     Notwithstanding any provisions of law imposing the burden of such taxes on the Sellers or the Buyer, as the case may be, the Sellers shall be responsible for and shall pay (a) all sales, use and transfer taxes, and
     (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Sellers shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Sellers shall promptly reimburse the Buyer for any amounts so paid by the Buyer.

12.21 Material Adverse Effect.
      -----------------------
     For the purposes of this Agreement, the term "Material Adverse Effect" shall mean any material adverse change in or loss to the Purchased Assets, the Real Properties or the operations, liabilities, earnings, relationships with existing clients, business or condition (financial or otherwise) of the Business which have been or could reasonably be expected to be, individually or in the aggregate with other changes, materially adverse to the Business, the Purchased Assets or the Real Properties; provided, however, that the following shall not be considered a "Material Adverse Effect": (i) changes, events, violations, inaccuracies, circumstance and effects that are caused by conditions affecting the United States economy as a whole or affecting the industry in which a Seller competes as a whole, which conditions do not affect such Seller in a disproportionate manner, or
     (ii) the loss of employees resulting from the announcement and pendency of the transactions contemplated hereby.

12.22 Knowledge of Sellers.
      --------------------
     For the purposes of this Agreement, the term "Knowledge of Sellers" shall mean the actual knowledge, after due and reasonable inquiry, of John W. McRoberts, John E. Lee III, Janet L. Nicoll, Kevin Hawkins, Laura Irway, Matt McGlynn, Charlotte Raymor, Ginger Bauer, Claudia McCready and Nick Zaunbrecher.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

BUYER:                                   SELLERS:

                                         MEADOWBROOK HEALTHCARE, INC.
REHABCARE GROUP EAST, INC.

                                         By  /s/John W. McRoberts
By /s/Vincent L. Germanese                  -----------------------------------
  ----------------------------                Name:John W. McRoberts
                                              Title:President

                                         MEADOWBROOK SPECIALTY HOSPITAL OF
                                         TULSA, LLC


                                         By  /s/John W. McRoberts
                                            -----------------------------------
                                              Name:John W. McRoberts
                                              Title:President


                                         LAFAYETTE REHAB ASSOCIATES LIMITED
                                         PARTNERSHIP


                                         By  /s/John W. McRoberts
                                            -----------------------------------
                                              Name:John W. McRoberts
                                              Title:President


                                         CLEAR LAKE REHABILITATION HOSPITAL,
                                         INC.


                                         By  /s/John W. McRoberts
                                            -----------------------------------
                                              Name:John W. McRoberts
                                              Title:President


                                         SOUTH DADE REHAB ASSOCIATES LIMITED
                                         PARTNERSHIP


                                         By  /s/John W. McRoberts
                                            -----------------------------------
                                              Name:John W. McRoberts
                                              Title:President

                                       47
<

                                                                    Exhibit 99.1
                        CONTACT: RehabCare Group, Inc.
                                 Vincent L. Germanese
                                 Chief Financial Officer
                                 Betty Cammarata, Director,
                                 Investor Relations
                                 Press: David Totaro, Senior Vice
                                 President, Corporate Marketing &
                                 Communications
                                 (314) 863-7422
                                 Financial Dynamics
                                 Gordon McCoun/Theresa Kelleher
                                 Press: Sean Leous
                                 (212) 850-5600

FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 2, 2005

          REHABCARE GROUP COMPLETES PURCHASE OF MEADOWBROOK HEALTHCARE
              - Acquisition Brings Continuum of Care Opportunities
                       To Four Potential Target Markets -

ST. LOUIS, MO, August 2, 2005--RehabCare Group, Inc. (NYSE:RHB) today announced that it has completed the purchase of the operating assets of MeadowBrook Healthcare Inc. for approximately $36.5 million. The purchase price was funded from a combination of $27.5 million in cash on hand and credit facilities, plus $9 million in subordinated notes. The Company has concurrently entered into leases with respect to the four MeadowBrook facilities with SunTrust Equity Funding ("STEF"), a wholly-owned subsidiary of SunTrust Bank. STEF acquired the real estate from MeadowBrook and affiliates in a separate transaction that closed concurrently with the Company's asset purchase.

     Based in Birmingham, AL, MeadowBrook operates freestanding acute rehabilitation hospitals and long-term acute care hospitals ("LTACHs") in Miami, FL, Houston, TX, Tulsa, OK and Lafayette, LA. MeadowBrook generated revenue in 2004 of approximately $53 million. RehabCare expects the acquisition to contribute $21 million to $25 million in net revenue and $0.01 to $0.03 to earnings per diluted share during the balance of 2005.

                                     -MORE-

REHABCARE GROUP COMPLETES
PURCHASE OF MEADOWBROOK HEALTHCARE                               PAGE 2

     John H. Short, Ph.D., President and CEO of RehabCare, commented, "We are pleased to finalize the purchase of MeadowBrook Healthcare, which represents our largest transaction to date since we redefined the Company's strategy in 2003. MeadowBrook brings us four potential target markets to complement the five that we currently have. It will also bring us back office and information systems to support the seven freestanding rehabilitation hospitals that we expect to have in place by early 2006, including our recently announced Arlington, TX and Amarillo, TX facilities. We will continue to focus on using joint ventures and acquisitions such as this to deliver the post-acute continuum of rehabilitative care to additional target markets."

     RehabCare Group, Inc., headquartered in St. Louis, MO, is a leading provider of contract therapy and program management services for hospital inpatient rehabilitation, skilled nursing units, and outpatient therapy programs in conjunction with more than 900 hospitals and skilled nursing facilities in 38 states, the District of Columbia and Puerto Rico. RehabCare is pleased to be included in the Russell 2000 and Standard and Poor's Small Cap 600 indices.

     This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause RehabCare's actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include, but are not limited to, the ability of RehabCare to consummate acquisitions; RehabCare's ability to integrate acquisitions, including MeadowBrook, and client partnering relationships within the expected timeframes and to achieve the revenue and earnings levels from such acquisitions and relationships at or above the levels projected; changes in governmental reimbursement rates and other regulations or policies affecting governmental and third party reimbursement for services provided by RehabCare; the operational, administrative and financial effect of RehabCare's compliance with other governmental regulations and applicable licensing and certification

                                     -MORE-

REHABCARE GROUP COMPLETES
PURCHASE OF MEADOWBROOK HEALTHCARE                            PAGE  3

requirements; RehabCare's ability to attract new client relationships or to retain and grow existing client relationships through expansion of RehabCare's contract therapy and hospital rehabilitation services offerings and the development of alternative product offerings; the ability of new management of InteliStaf Holdings, Inc., an unconsolidated affiliate of RehabCare, to complete its business assessment of InteliStaf on a timely basis and to institute a business restructuring to improve revenues and earnings; the results of RehabCare's impairment analysis to be conducted with respect to the carrying value of its investment in InteliStaf; the future financial results of RehabCare's other unconsolidated affiliates; the adequacy and effectiveness of RehabCare's operating and administrative systems; RehabCare's ability to attract and the additional costs of attracting administrative, operational and professional employees; significant increases in health, workers' compensation and professional and general liability costs; litigation risks of RehabCare's past and future business, including RehabCare's ability to predict the ultimate costs and liabilities or the disruption of its operations; competitive and regulatory effects on pricing and margins; and general and economic conditions, including efforts by governmental reimbursement programs, insurers, healthcare providers and others to contain healthcare costs.

NOTE: More information on RehabCare can be found on the World Wide Web at http://www.rehabcare.com



                                      -END-